                                                                    EXHIBIT 10.1


                                CREDIT AGREEMENT

                         Dated as of September 9, 2002

                                     among

                           U.S. PLASTIC LUMBER CORP.,

                         VARIOUS FINANCIAL INSTITUTIONS


                                      and

                             BANK OF AMERICA, N.A.,

                            AS ADMINISTRATIVE AGENT

                                CREDIT AGREEMENT

         This Credit Agreement dated as of September 9, 2002 (this "Agreement") is among U.S. PLASTIC LUMBER CORP., a Nevada corporation (the "Company"), the financial institutions from time to time parties hereto (together with their respective successors and assigns, each individually a "Bank" and collectively the "Banks") and BANK OF AMERICA, N.A., as administrative agent for the Banks. Capitalized terms used in this Agreement shall have the respective meanings ascribed thereto in Annex A.

                                  WITNESSETH:

         WHEREAS, the Company, various financial institutions and Bank of America, N.A., as administrative agent, are parties to a Credit Agreement dated as of June 30, 2000 (as amended, the "Existing Credit Agreement"); and

         WHEREAS, the Company, the Banks and the Administrative Agent desire to refinance the Existing Credit Agreement on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Banks, the Administrative Agent and the Company hereby agree, as follows.

                                   SECTION 1

                          LOANS AND LETTERS OF CREDIT

         1.1 Facility. Subject to the terms and conditions of this Agreement, the Banks agree to make available to the Company a revolving credit facility (the "Facility") in an amount not exceeding $10,000,000 (such amount, as reduced from time to time pursuant to Section 3.2, the "Maximum Commitment Amount"). The Company may access the Facility by obtaining Loans and Letters of Credit from time to time during the period from the date hereof to the Termination Date.

         1.2      Loans.

         1.2.1    Availability.

         (a) Subject to the satisfaction of the applicable conditions precedent set forth in Section 8 and subject to clause (b) below, each Bank severally, but not jointly, agrees, upon the request of the Company from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make Loans to the Company in amounts not to exceed such Bank's Pro Rata Share of the Availability, except for Non-Ratable Loans and Administrative Agent Advances. The Banks, however, in their unanimous discretion, may elect to make Loans or issue or arrange to have issued Letters of Credit to or for the account of the Company in excess of the Borrowing Base on one or more occasions, but if they do so, neither the Administrative Agent nor the Banks shall be deemed thereby to have changed the limits of the Borrowing Base or to be obligated to exceed such limits on any other occasion. If



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Availability would be less than zero after giving effect to any Borrowing, the
Banks may refuse to make or may otherwise restrict the making of Loans as the Banks determine until such excess has been eliminated, subject to the Administrative Agent's authority, in its sole discretion, to make
Administrative Agent Advances pursuant to Section 1.2.9.

         (b) Notwithstanding the foregoing clause (a), unless the Required Banks otherwise consent, prior to March 1, 2003 the Aggregate Outstandings shall not exceed, at any time during any period set forth below, the amount set forth below for such period:

              Month           Maximum Aggregate Outstandings
              -----           ------------------------------

         September 2002                 $3,000,000
          October 2002                  $4,200,000
          November 2002                 $5,400,000
          December 2002                 $6,500,000
          January 2003                  $7,000,000
          February 2003                 $7,500,000

         1.2.2 Notes. Upon the request of any Bank made through the Administrative Agent, the Company shall execute and deliver to such Bank a note to evidence the Loans of such Bank. Such note shall be substantially in the form of Exhibit A (each a "Note" and collectively the "Notes"). Each Note shall represent the obligation of the Company to pay the amount of such Bank's Pro Rata Share of the aggregate unpaid principal amount of all Loans together with interest thereon as prescribed in Section 2.1. The entire unpaid balance of the Loans and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Termination Date.

         1.2.3 Reliance upon Authority. Prior to the Closing Date, the Company shall deliver to the Administrative Agent a notice setting forth the account of the Company (the "Designated Account") to which the Administrative Agent is authorized to transfer the proceeds of the Loans; provided that, unless the Administrative Agent otherwise consents, the Designated Account shall be in the name of the Administrative Agent, which shall act as funds administrator for the Company. The Designated Account must be reasonably satisfactory to the Administrative Agent. The Administrative Agent is entitled to rely conclusively on any Person's written request for Loans on behalf of the Company, so long as the proceeds thereof are to be transferred to the Designated Account. The Administrative Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized by the Company to make such requests on its behalf.

         1.2.4 Procedure for Borrowing. Each Borrowing shall be made upon the irrevocable written notice of the Company delivered to the Administrative Agent in the form of Exhibit B (each a "Notice of Borrowing"), which must be received by the Administrative Agent prior to 10:00 a.m. (Chicago time) on the requested Funding Date, specifying:

                  (i) the amount of the Borrowing, which shall be an integral multiple of $100,000;



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                  (ii)     the requested Funding Date, which shall be a
Business Day; and

                  (iii)    the Borrowing Base determined as of the Funding
Date.

         1.2.5 No Liability. The Administrative Agent shall not incur any liability to the Company as a result of acting upon any notice referred to in Sections 1.2.3 and 1.2.4 which the Administrative Agent believes in good faith to have been given by a Person duly authorized by the Company to request Loans on its behalf. The crediting of any Loan to the Designated Account conclusively establishes the obligation of the Company to repay such Loan as provided herein.

         1.2.6 Administrative Agent's Election. Promptly after receipt of a Notice of Borrowing, the Administrative Agent shall elect to have the terms of
Section 1.2.7 or the terms of Section 1.2.8 apply to such requested Borrowing. If Bank of America declines in its sole discretion to make a Non-Ratable Loan pursuant to Section 1.2.8, the terms of Section 1.2.7 shall apply to the requested Borrowing.

         1.2.7 Making of Loans. If the Administrative Agent elects to have the terms of this Section 1.2.7 apply to a requested Borrowing, then promptly after receipt of a Notice of Borrowing, the Administrative Agent shall notify the Banks by facsimile, telephone or e-mail of the requested Borrowing. Each Bank shall transfer its Pro Rata Share of the requested Borrowing to the Administrative Agent in immediately available funds, to the account from time to time designated by the Administrative Agent, not later than 1:00 p.m. (Chicago time) on the applicable Funding Date. After the Administrative Agent's receipt of all proceeds of such Loans, the Administrative Agent shall make the proceeds of such Loans available to the Company on the applicable Funding Date by transferring same day funds to the Designated Account; provided that the amount of Loans so made on any date shall not cause Availability on such date to be less than zero.

         1.2.8 Making of Non-Ratable Loans. If the Administrative Agent elects, with the consent of Bank of America, to have the terms of this Section
1.2.8 apply to a requested Borrowing, Bank of America shall make a Loan in the amount of such Borrowing available to the Company on the applicable Funding Date by transferring same day funds to the Designated Account. Each Loan made solely by Bank of America pursuant to this Section is called a "Non-Ratable Loan" and all such Loans are collectively called "Non-Ratable Loans." Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Loans except that all payments thereon shall be payable to Bank of America solely for its own account. The aggregate amount of Non-Ratable Loans outstanding at any time shall not exceed $1,000,000. The Administrative Agent shall not request Bank of America to make any Non-Ratable Loan if (i) the Administrative Agent has received written notice from any Bank that one or more of the applicable conditions precedent set forth in Section 8 will not be satisfied on the requested Funding Date for such Loan or (ii) the requested Loan would cause Availability on such Funding Date to be less than zero.

         1.2.9 Administrative Agent Advances. Subject to the limitations set forth below, the Administrative Agent is authorized by the Company and the Banks, from time to time in the



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Administrative Agent's sole discretion, (i) during the existence of an Event of
Default or Unmatured Event of Default or (ii) at any time that any of the other conditions precedent set forth in Section 8 have not been satisfied, to make Loans to the Company on behalf of the Banks in an aggregate amount outstanding at any time not to exceed $300,000 but not in excess of the Maximum Commitment Amount which the Administrative Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations or (C) to pay any other amount chargeable to the Company pursuant to the terms of this Agreement, including costs, fees and expenses described in Section 13.6 (any such advances, "Administrative Agent Advances"); provided that the Required Banks may at any time revoke the Administrative Agent's authorization to make Administrative Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent's receipt thereof.

         1.3      Letters of Credit.

         1.3.1 Agreement to Issue Letters of Credit. Subject to the terms and conditions of this Agreement, the Issuer agrees to issue standby letters of credit (each a "Letter of Credit") for the account of the Company from time to time during the term of this Agreement.

         1.3.2 Amounts; Outside Expiration Date. The Issuer shall not have any obligation to issue any Letter of Credit if: (a) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility; (b) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Company in connection with the opening thereof would cause Availability to be less than zero; or (c) such Letter of Credit has an expiration date that is less than 90 days prior to the Stated Termination Date (or such later date as the Issuer may agree in its sole discretion). With respect to any Letter of Credit that contains any "evergreen" or automatic extension provision, each Bank shall be deemed to have consented to any extension pursuant to such provision unless such Bank shall have provided written notice to the Issuer, at least 30 days prior to the date on which the Issuer is entitled to decline to so extend such Letter of Credit, that it declines to consent to such extension. If all of the requirements of this Section 1.3.2 are met and no Event of Default or Unmatured Event of Default has occurred and is continuing, no Bank shall decline to consent to any such extension.

         1.3.3 Other Conditions. In addition to the applicable conditions precedent contained in Section 8, the obligation of the Issuer to issue any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Administrative Agent:

         (a) The Company shall have delivered to the Issuer, at such times and in such manner as the Issuer may prescribe, an application in form and substance satisfactory to the Issuer and reasonably satisfactory to the Administrative Agent for the issuance of the proposed Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form, terms and purpose of the proposed Letter of Credit shall be reasonably satisfactory to the Administrative Agent and the Issuer; and

         (b) As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit the issuance of letters of credit generally or the issuance of such Letter of Credit.

         1.3.4    Issuance of Letters of Credit.

         (a) The Company shall notify the Administrative Agent and the Issuer of a requested Letter of Credit at least three Business Days prior to the proposed issuance date. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued and the beneficiary of the requested Letter of Credit. The Company shall attach to such notice the proposed form of the Letter of Credit.

         (b) As of the Business Day immediately preceding the requested issuance date of each Letter of Credit, the Administrative Agent shall determine the amount of the Unused Letter of Credit Subfacility and Availability. If the Administrative Agent determines a Letter of Credit in the requested amount may be issued hereunder and the Issuer has not received notice that the conditions to the issuance of such Letter of Credit have not been satisfied, the Issuer shall issue the requested Letter of Credit on the requested issuance date.

         (c) The Issuer shall not be obligated to extend or amend any Letter of Credit unless the requirements of this Section 1.3.4 are met as though a new Letter of Credit were being requested and issued.

         1.3.5 Payments Pursuant to Letters of Credit. The Company agrees to immediately reimburse the Issuer for any draw under any Letter of Credit, and to pay the Issuer the amount of all other charges and fees payable to the Issuer in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which the Company may have at any time against the Issuer, the beneficiary of such Letter of Credit or any other Person. Each drawing under any Letter of Credit shall constitute a request by the Company to the Administrative Agent for a Borrowing in the amount of such drawing. The Funding Date with respect to such Borrowing shall be the date of such drawing.

         1.3.6    Indemnification; Risks; Exoneration.

         (a) Indemnification. In addition to amounts payable as elsewhere provided in this Section 1.3, the Company agrees to protect, indemnify, pay and save the Banks and the Administrative Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and charges) which any Bank or the Administrative Agent may incur or be subject to as a consequence, direct


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or indirect, of the issuance of any Letter of Credit, provided that the Company shall have no obligation to so indemnify any Person with respect to liabilities that are determined by a court of competent jurisdiction in a final nonappealable decision to have arisen from the gross negligence or willful misconduct of such Person. The obligations of the Company under this Section shall survive payment of all other Obligations.

         (b) Assumption of Risk by the Company. The Company assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by, the beneficiary of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuer, the Banks and the Administrative Agent shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any Letter of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) any failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (viii) any consequences arising from causes beyond the control of the Issuer, any Bank or the Administrative Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority; or (ix) the Issuer's honor of a draw under a Letter of Credit for which the draw certificate or any other document fails to strictly comply with the terms of such Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Issuer, any Bank or the Administrative Agent under this Section 1.3.6.

         (c) Exoneration. Without limiting the foregoing, no action or omission whatsoever by the Issuer, any Bank or the Administrative Agent in connection with any Letter of Credit shall result in any liability of the Issuer, such Bank or the Administrative Agent to the Company (except to the extent such liability results from the gross negligence or willful misconduct of the Issuer, such Bank or the Administrative Agent, as the case may be) or relieve the Company of any of its obligations hereunder to any such Person.

         1.4 Bank Products. The Company may request and each Bank may, in its sole and absolute discretion, arrange for the Company to obtain Bank Products from such Bank, although the Company is not required to do so. The Company acknowledges and agrees that the obtaining of Bank Products from any Bank (a) is in the sole and absolute discretion of such Bank and (b) is subject to all rules and regulations of such Bank.


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                                   SECTION 2

                               INTEREST AND FEES

         2.1      Interest.

         2.1.1 Interest Rates. The Loans shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a fluctuating per annum rate equal to the Base Rate plus (a) 2.0% during the period from the Closing Date through March 10, 2003 and (b) 3.0% thereafter. Each change in the Base Rate shall be reflected in the interest rate applicable to Loans as of the effective date of such change. All interest shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). The Company shall pay to the Administrative Agent, for the ratable benefit of the Banks, interest accrued on all Loans in arrears on the first day of each month and on the Termination Date.

         2.1.2 Default Rate. Upon request of the Required Banks at any time an Event of Default exists, all of the Obligations shall bear interest at the Default Rate.

         2.2 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any Bank under applicable law for such Bank with respect to loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and if, in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 2.2, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then the Company shall, to the extent permitted by applicable law, be liable to pay the Administrative Agent, for the account of the Banks, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that the Administrative Agent and/or any Bank has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Administrative Agent and/or such Bank shall refund to the Company such excess.

         2.3 Non-Use Fee. On the first day of each month and on the Termination Date, the Company agrees to pay to the Administrative Agent, for the account of the Banks, in accordance with their respective Pro Rata Shares, a non-use fee (the "Non-Use Fee") equal to 0.5% per annum times the amount by which the Maximum Commitment Amount exceeded the Aggregate Outstandings on each day during the immediately preceding month (or shorter period if calculated for the first month hereafter or on the Termination Date). The Non-Use Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All principal


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payments received by the Administrative Agent shall be deemed to be credited against the Loans immediately upon receipt for purposes of calculating the Non-Use Fee pursuant to this Section 2.3.

         2.4 Letter of Credit Fee. The Company agrees to pay (a) to the Administrative Agent, for the account of the Banks, in accordance with their respective Pro Rata Shares, a fee (the "Letter of Credit Fee") equal to 3.0% per annum during the period from the Closing Date through March 10, 2003, and 4.0% per annum thereafter, of the undrawn face amount of each Letter of Credit (provided that upon the request of the Required Banks at any time any Event of Default exists, the Letter of Credit Fee shall be equal to the sum of the applicable rate set forth above plus 2.0% per annum), (b) to the Administrative Agent for the benefit of the Issuer, a fronting fee of 0.25% per annum of the undrawn face amount of each Letter of Credit and (c) to the Issuer, all fees, costs and expenses incurred by the Issuer in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit. The Letter of Credit Fee and the fronting fee referred to above shall be payable monthly in arrears on the first day of each month, on the Termination Date and, if applicable, thereafter on demand. The Letter of Credit Fee and such fronting fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

         2.5 Continuation Fees. The Company agrees to pay to the Administrative Agent, for the account of the Banks, in accordance with their respective Pro Rata Shares, (a) an initial continuation fee in an aggregate amount of $150,000 on March 10, 2003 and (b) a supplemental continuation fee in an aggregate amount of $125,000 on September 9, 2003; provided that if the Commitments have been terminated and all Obligations (other than contingent indemnity and expense obligations) have been paid in full on or before the date a fee described in clause (a) or (b) above is to be paid, then the Company shall not be required to pay such fee.

         2.6 Administrative Agent's Fees. The Company agrees to pay to the Administrative Agent such fees as are mutually agreed to from time to time by the Company and the Administrative Agent.

                                   SECTION 3

                            PAYMENTS AND PREPAYMENTS

         3.1 Payments and Prepayments of Loans. The Company shall repay the outstanding principal balance of the Loans, plus all accrued but unpaid interest thereon, on the Termination Date. Prior to the Termination Date, the Company may prepay Loans at any time and reborrow subject to the terms of this Agreement. In addition, if on any date the Aggregate Outstandings exceed the remainder of (a) the lesser of the Borrowing Base and the Maximum Commitment Amount minus (b) the unpaid principal amount of the Deferred Payment Notes, the Company shall immediately repay Loans in an amount equal to such excess.

         3.2      Reduction of Commitment; Termination of Facility.

         3.2.1 Reduction of Maximum Commitment Amount with Net Cash Proceeds of the Issuance of Debt, Equity or Equity Equivalents. Concurrently with the receipt by the Company or any Subsidiary of any Net Cash Proceeds from the issuance of any Debt (other than Debt permitted by Section 7.13(a), (b), (c),
(d), (e), (g), (h) or (j)) or equity securities (excluding any issuance of equity by a Subsidiary to the Company or another Subsidiary), the Maximum Commitment Amount shall be reduced by an amount (rounded down, if necessary, to an integral multiple of $100,000) equal to the remainder of 50% of all Net Cash Proceeds from such issuances received since the Closing Date minus all such Net Cash Proceeds previously applied to reduce the Maximum Commitment Amount pursuant to this Section 3.2.1.

         3.2.2 Reduction of Maximum Commitment Amount with Net Cash Proceeds of Asset Sales. Concurrently with the receipt by the Company or any Subsidiary of any Net Cash Proceeds from any Asset Sale, the Maximum Commitment Amount shall be reduced by an amount (rounded down, if necessary to an integral multiple of $100,000) equal to the remainder of 75% of all Net Cash Proceeds from Asset Sales received since the Closing Date minus all such Net Cash Proceeds previously applied to reduce the Maximum Commitment Amount pursuant to this Section 3.2.2.

         3.2.3 Voluntary Reduction of the Maximum Commitment Amount. The Company may from time to time on at least five Business Days' prior written notice received by the Administrative Agent (which shall promptly advise each Bank thereof) permanently reduce the Maximum Commitment Amount to an amount not less than the Aggregate Outstandings. Any such reduction shall be in an integral multiple of $500,000. The Company may at any time on like notice terminate the Commitments upon payment in full of all Loans and all other Obligations and cash collateralization in full, pursuant to documentation in form and substance satisfactory to the Issuer, of all obligations arising with respect to the Letters of Credit.

         3.2.4 All Reductions. All reductions of the Maximum Commitment Amount shall reduce the Commitments pro rata among the Banks according to their respective Pro Rata Shares.

         3.3      Payments by the Company.

         3.3.1 General. All payments to be made by the Company hereunder or under any other Loan Document shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Administrative Agent at the account designated by the Administrative Agent, in Dollars and in immediately available funds, no later than 12:00 noon (Chicago time) on the date specified herein. Any payment received by the Administrative Agent after such time shall be deemed to have been received on the following Business Day and any applicable interest shall continue to accrue. Notwithstanding anything to the contrary herein, solely for purposes of calculating interest, all cash, checks, instruments and other items of payment shall be deemed to have been applied to the Obligations one Business Day after receipt by the Administrative Agent of immediately available funds with respect thereto.



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
         3.3.2 Payments Due on a Day other than a Business Day. Whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

         3.4 Payments as Loans. At the election of the Administrative Agent, all payments of principal, interest, reimbursement obligations in connection with Letters of Credit, fees, premiums, reimbursable expenses and other sums payable hereunder may be paid from the proceeds of Loans made hereunder. The Company hereby irrevocably authorizes the Administrative Agent to make Administrative Agent Advances for the purpose of paying all amounts from time to time due hereunder.

         3.5 Apportionment, Application and Reversal of Payments. Except as otherwise provided herein, principal and interest payments shall be apportioned ratably among the Banks (according to the unpaid principal balance of the Loans to which such payments relate held by each Bank) and payments of the fees shall be apportioned ratably among the Banks, except for fees payable solely to the Administrative Agent or the Issuer. All payments by or on behalf of the Company or any other Loan Party shall be remitted to the Administrative Agent and all payments not relating to principal of or interest on specific Loans, or constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Administrative Agent, shall be applied subject to the provisions of this Agreement: first, to pay any fees, indemnities or expense reimbursements of the Administrative Agent; second, to pay any fees, indemnities or expense reimbursements then due to the Banks from the Company; third, to pay interest then due in respect of all Loans, including Non-Ratable Loans and Administrative Agent Advances; fourth, to pay or prepay principal of the Non-Ratable Loans and Administrative Agent Advances; fifth, to pay or prepay principal of the Loans (other than Non-Ratable Loans and Administrative Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit; sixth, to pay an amount to Administrative Agent equal to all outstanding Letter of Credit Obligations to be held as cash collateral for such Obligations; and seventh, to the payment of any other Obligation due to the Administrative Agent or any Bank by the Company, including any amount relating to Bank Products then due to the Banks from the Company. At any time an Event of Default or Unmatured Event of Default exists, the Administrative Agent and the Banks shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

         3.6 Indemnity for Returned Payments. If after receipt of any payment or any proceeds of any Collateral which is applied to the payment of all or any part of the Obligations, the Administrative Agent or any Bank is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff or a diversion of trust funds or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Bank and the Company shall be liable to pay to the Administrative Agent and the Banks, and hereby indemnifies the Administrative Agent and the Banks for and agrees to hold the Administrative Agent and the Banks harmless from, the amount of such payment or proceeds surrendered. The provisions of this Section 3.6 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Bank in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Administrative Agent's and the Banks' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 3.6 shall survive the termination of this Agreement.

         3.7 Administrative Agent's and Banks' Books and Records. The Administrative Agent shall record the principal amount of the Loans owing to each Bank, the undrawn face amount of all outstanding Letters of Credit and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit from time to time on its books. In addition, each Bank may note the date and amount of each payment or prepayment of principal of such Bank's Loans in its books and records or by endorsement on any Note. Failure by the Administrative Agent or any Bank to make any such notation shall not affect the obligations of the Company with respect to the Loans or the Letters of Credit. The Company agrees that the Administrative Agent's and each Bank's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument.

                                   SECTION 4

                     TAXES, YIELD PROTECTION AND ILLEGALITY

         4.1      Taxes.

         4.1.1 Payments of Taxes Generally. Any and all payments by the Company to each Bank or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

         4.1.2 Indemnification of Banks and Administrative Agent. The Company agrees to indemnify and hold harmless each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by any Bank or the Administrative Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Bank or the Administrative Agent makes written demand therefor.

         4.1.3 Deduction or Withholding of Taxes. If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Administrative Agent, then:

         (a) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

         (b)      the Company shall make such deductions and withholdings;

         (c) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

         (d) the Company shall also pay to each Bank or the Administrative Agent for the account of such Bank, at the time interest is paid, all additional amounts which such Bank specifies are necessary to preserve the after-tax yield such Bank would have received if such Taxes or Other Taxes had not been imposed.

         4.1.4 Evidence of Payment of Taxes. At the Administrative Agent's request, within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

         4.1.5 Change of Lending Office. If the Company is required to pay additional amounts to any Bank or the Administrative Agent pursuant to Section 4.1.3, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

         4.2 Reduction of Return. If any Bank shall determine in good faith that (a) the introduction of any Capital Adequacy Regulation, (b) any change in any Capital Adequacy Regulation, (c) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof or (d) compliance by such Bank or any corporation or other entity controlling such Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation or other entity controlling such Bank and (taking into consideration such Bank's or such corporation's or other entity's policies with respect to capital adequacy and such Bank's desired return on capital) determines in good faith that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Administrative Agent, the Company shall pay to such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank for such increase.

         4.3 Certificates of Administrative Agent. If any Bank claims reimbursement or compensation under this Section 4, such Bank shall deliver to the Company (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the basis for, and a calculation of the amount payable to, such Bank, and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

         4.4 Survival. The agreements and obligations of the Company in this Section 4 shall survive the payment of all other Obligations.

                                   SECTION 5

               BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

         5.1 Financial Information. The Company shall, and shall cause each Subsidiary to, promptly furnish to each Bank, all financial information as the Administrative Agent shall reasonably request. Without limiting the foregoing, the Company will furnish to the Administrative Agent, in sufficient copies for distribution by the Administrative Agent to each Bank, in such detail as the Administrative Agent or the Banks shall request, the following:

         5.1.1 Annual Reports. Promptly when available and in any event within 90 days after the close of each Fiscal Year: (a) a copy of the annual audit report of the Company and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flows of the Company and its Subsidiaries for such Fiscal Year certified without qualification by BDO Seidman, LLP or other independent auditors of recognized standing selected by the Company and reasonably acceptable to the Required Banks, together with a written statement from such accountants to the effect that in making the examination necessary for the signing of such annual audit report by such accountants, they have not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if they have become aware of any such event, describing it in reasonable detail; and (b) consolidating balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year and consolidating statements of earnings for the Company and its Subsidiaries for such Fiscal Year, certified by a Responsible Officer.

         5.1.2 Quarterly Reports. Promptly when available and in any event within 45 days after the end of each Fiscal Quarter (except the last Fiscal Quarter) of each Fiscal Year, consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Quarter, together with consolidated and consolidating statements of earnings and consolidated statements of cash flows for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, certified by a Responsible Officer.

         5.1.3 Monthly Reports. Promptly when available and in any event within 30 days after the end of each of the first two months of each Fiscal Quarter and 45 days after the end of each Fiscal Quarter, (i) consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such month, together with consolidated and consolidating statements of earnings for such month and for the period beginning with the first day of the applicable Fiscal Year and ending on the last day of such month including consolidations by product line and production facility, and consolidated cash flow statements for such month including any variance from the budget/forecast and the prior Fiscal Year, certified by a Responsible Officer, (ii) a detailed report of Capital Expenditures by the Company and its Subsidiaries as of the end of such month including any variance from the budget/forecast, (iii) a progress report with respect to the Company's capital raising and Debt refinancing efforts and (iv) a duly completed compliance certificate in the form of Exhibit C, with appropriate insertions, dated the date of such monthly financial statements and signed by a Responsible Officer, containing a computation of each of the financial ratios and restrictions set forth in Section 7, and to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it.

         5.1.4 Financial Projections. (a) As soon as practicable and in any event within 60 days after the commencement of each Fiscal Year, financial projections for the Company and its Subsidiaries for such Fiscal Year prepared in a manner consistent with the projections delivered by the Company to the Administrative Agent prior to the Closing Date; and (b) as soon as practicable and in any event within 45 days after the end of each Fiscal Quarter, updates of such financial projections.

         5.1.5 SEC Filings. Promptly upon the filing or sending thereof, copies of all regular, periodic or special reports of the Company or any Subsidiary filed with the SEC (excluding exhibits thereto provided that the Company shall promptly deliver any such exhibit to the Administrative Agent or any Bank upon request therefor); copies of all registration statements of the Company or any Subsidiary filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to shareholders generally concerning material developments in the business of the Company or any Subsidiary.

         5.1.6 Management Reports. Promptly upon the request of the Administrative Agent or any Bank, copies of all detailed financial and management reports submitted to the Company by independent auditors in connection with each annual or interim audit made by such auditors of the books of the Company.

         5.1.7 Change in Subsidiaries. Promptly upon any change in the list of its Subsidiaries from that set forth on Schedule 6.4 (or in the most recent notice pursuant to this Section), notification of such change.

         5.1.8 Borrowing Base Certificate. As soon as practicable and in any event within five days after the end of each week, a Borrowing Base Certificate signed by a Responsible Officer as of the last day of such week.

         5.1.9 Borrowing Base Reports. On a monthly basis by the 15th day of each month (or more frequently if requested by the Administrative Agent), (a) a detailed calculation of Eligible Accounts Receivable, Eligible Equipment and Eligible Inventory and reconciliation to the corresponding Borrowing Base and to the general ledger of the Company and (b) an aging of the Accounts of the Company and each other Loan Party.

         5.1.10 Inventory Reports. On a monthly basis by the 15th day of each month (or more frequently if requested by the Administrative Agent), inventory reports by category and location.

         5.1.11 Information regarding Accounts. Upon request, copies of invoices in connection with the Accounts of the Company or any Loan Party, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with such Accounts and for inventory and equipment acquired by the Company or any Loan Party, purchase orders and invoices.

         5.1.12 Other Information. Promptly such information as the Administrative Agent and/or any Bank may from time to time reasonably request regarding the financial and business affairs of the Company or any Subsidiary (including the Collateral).

         5.2 Notices. Promptly, but in no event later than two Business Days after becoming aware of any of the following, the Company will provide to the Administrative Agent written notice describing the same and the steps being taken by the Company or the Subsidiary affected thereby with respect thereto:

         (a) the occurrence of any Event of Default or a Unmatured Event of Default;

         (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the Banks which has been instituted or, to the knowledge of the Company, is threatened against the Company or any Subsidiary or to which any of the properties of any thereof is subject which, if adversely determined, might reasonably be expected to have a Material Adverse Effect;

         (c) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent;

         (d) any cancellation (without replacement) or material change in any insurance maintained by the Company or any Subsidiary;

         (e) any event (including any violation of any Environmental Law or the assertion of any Environmental Claim) which might reasonably be expected to have a Material Adverse Effect; and

         (f) any setoff, claim (including any Environmental Claim), withholding or other defense to which any of the collateral granted under any Collateral Document, or the Administrative Agent's or the Banks' rights with respect to any such collateral, are subject.

                                   SECTION 6

                     GENERAL WARRANTIES AND REPRESENTATIONS

         The Company warrants and represents to the Administrative Agent and the Banks that:

         6.1 Authorization, Validity and Enforceability of this Agreement and the Loan Documents. The execution and delivery by the Company of this Agreement and each other Loan Document to which it is a party, the borrowings hereunder, the execution and delivery by each Guarantor of each Loan Document to which it is a party and the performance by each Loan Party of its obligations under each Loan Document to which it is a party are within the organizational powers of each Loan Party, have been duly authorized by all necessary organizational action on the part of each Loan Party (including any necessary shareholder, partner or member action), have received all necessary governmental approval (if any shall be required), and do not and will not (a) violate any provision of law or any order, decree or judgment of any court or other Governmental Authority which is binding on any Loan Party, (b) contravene or conflict with, or result in a breach of, any provision of the certificate of incorporation, partnership agreement, by-laws or other organizational documents of any Loan Party or of any agreement, indenture, instrument or other document which is binding on any Loan Party or any other Subsidiary or (c) result in, or require, the creation or imposition of any Lien on any property of any Loan Party or any other Subsidiary (other than Liens arising under the Loan Documents). Each of this Agreement and each other Loan Document to which the Company is a party is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity; and each Loan Document to which any Guarantor is a party is, or upon the execution and delivery thereof by such Guarantor will be, the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

         6.2 Validity and Priority of Security Interest. The provisions of this Agreement and the Collateral Documents create legal and valid Liens on all the Collateral in favor of the Administrative Agent, for the ratable benefit of the Administrative Agent and the Banks, and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral, except for Permitted Liens, securing all the Obligations and enforceable against each Loan Party and all third parties.

         6.3 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; each Subsidiary is duly organized, validly existing and in good standing under the laws of the state of its organization; and the Company and each Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing does not have a Material Adverse Effect) and has full power and authority to own its property and conduct its business as presently conducted by it.

         6.4 Subsidiaries. The Company has no Subsidiaries except those listed in Schedule 6.4.

         6.5 Financial Statements. The audited consolidated financial statements of the Company and its Subsidiaries as at December 31, 2001 and the unaudited consolidated financial statements of the Company and its Subsidiaries as at June 30, 2002, copies of each of which have been delivered to each Bank, were prepared in accordance with GAAP (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly the consolidated financial condition of the Company and its Subsidiaries as at such dates and the results of their operations for the periods then ended.

         6.6 No Material Adverse Change. Except as previously disclosed in the Company's filings with the SEC, since December 31, 2001, there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Company and its Subsidiaries taken as a whole.

         6.7 Solvency. On the Closing Date (or, in the case of any Person which becomes a Guarantor after the Closing Date, on the date such Person becomes a Guarantor), and immediately prior to and after giving effect to the issuance of each Letter of Credit and each Borrowing hereunder and the use of the proceeds thereof (and after giving effect to any right of contribution and subrogation), (a) each of the Company's and each Guarantor's assets will exceed its liabilities and (b) each of the Company and each Guarantor will be solvent, will be able to pay its debts as they mature, will own property with fair saleable value greater than the amount required to pay its debts and will have capital sufficient to carry on its business as then constituted.

         6.8 Debt. After giving effect to the making of the Loans to be made on the Closing Date and the application of the proceeds thereof, the Company and its Subsidiaries will have no Debt, except (a) the Obligations and
(b) Debt that is permitted by Section 7.13.

         6.9 Real Property; Leases. Schedule 6.9 sets forth, as of the Closing Date, a correct and complete list of all real property owned by the Company or any Subsidiary, all leases and subleases of real or personal property held by the Company or any Subsidiary as lessee or sublessee (other than any lease of personal property as to which the Company or any Subsidiary is lessee or sublessee where the value of the personal property subject thereto is less than $500,000), and all leases and subleases of real or personal property held by the Company or any Subsidiary as lessor or sublessor. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists. Each of the Company and each Subsidiary has good and marketable title in fee simple to the real property identified on Schedule 6.9 as owned by such Person, or a valid leasehold interests in all real property designated therein as "leased" by such Person.

         6.10 Litigation and Contingent Liabilities. No litigation (including derivative actions), arbitration proceeding, labor controversy or governmental investigation or proceeding is pending or, to the Company's knowledge, threatened against the Company or any Subsidiary which might reasonably be expected to have a Material Adverse Effect, except as set forth on Schedule 6.10. Other than any liability incident to such litigation or proceedings, neither the Company nor any Subsidiary has any material contingent liabilities not listed in such Schedule 6.10.

         6.11 Labor Disputes. Except as set forth on Schedule 6.11, as of the Closing Date (a) there is no collective bargaining agreement or other labor contract covering employees of the Company or any Subsidiary, (b) to the best of the Company's knowledge, no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Company or any Subsidiary or for any similar purpose and (c) there is no pending or (to the best of the Company's knowledge) threatened strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Company or any Subsidiary.

         6.12     Environmental Matters.

         (a) Except as set forth on Schedule 6.12, neither the Company nor any Subsidiary, nor any operator of the Company's or any Subsidiary's properties, is in violation of any judgment, decree, order, law, permit, license, rule or regulation pertaining to environmental matters, including those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 or any other Environmental Law which (i) in any single case, requires expenditures in any three-year period of $250,000 or more by the Company and its Subsidiaries in penalties and/or for investigative, removal or remedial actions or (ii) individually or in the aggregate otherwise might reasonably be expected to have a Material Adverse Effect.

         (b) Except as set forth on Schedule 6.12, neither the Company nor any Subsidiary has received written notice from any third party, including any Governmental Authority: (i) that any one of them has been identified by the U.S. Environmental Protection Agency as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R.
Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. ss.6903(5), any hazardous substance as defined by 42 U.S.C. ss.9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss.9601(33) or any toxic substance, oil or hazardous material or other chemical or substance regulated by any Environmental Law, excluding household hazardous waste (all of the foregoing, "Hazardous Substances"), which any one of them has generated, transported or disposed of has been found at any site at which a Federal, state or local agency or other third party has conducted a remedial investigation, removal or other response action pursuant to any Environmental Law; (iii) that the Company or any Subsidiary must conduct sampling, testing, a remedial investigation, removal, or a response action pursuant to any Environmental Law; or (iv) of any Environmental Claim.

         (c) Except as set forth on Schedule 6.12, (i) no portion of the real property or other assets of the Company or any Subsidiary has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance in all material respects with applicable Environmental Laws and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties which might reasonably be expected to have a material adverse effect on the value of real property or assets with an aggregate net book value (prior to any writedown resulting from any of the foregoing) exceeding $250,000 or which otherwise might be reasonably expected to have a Material Adverse Effect; (ii) in the course of any activities conducted by the Company, any Subsidiary or the operators of any real property of the Company or any Subsidiary, no Hazardous Substances have been generated or are being used on such properties which might reasonably be expected to have a material adverse effect on the value of properties with an aggregate net book value (prior to any writedown resulting from any of the foregoing) exceeding $250,000 or which otherwise might be reasonably expected to have a Material Adverse Effect; (iii) there have been no Releases of Hazardous Substances on, upon, into or from any real property or other assets of the Company or any Subsidiary, which Releases singly or in the aggregate might reasonably be expected to have a material adverse effect on the value of real property or assets with an aggregate net book value (prior to any writedown resulting from any of the foregoing) exceeding $250,000 or which otherwise might be reasonably expected to have a Material Adverse Effect; (iv) to the Company's actual knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of the real property or other assets of the Company or any Subsidiary which, through soil or groundwater contamination, may have come to be located on, and which might reasonably be expected to have a material adverse effect on the value of, real property or other assets of the Company or any Subsidiary with an aggregate net book value (prior to any writedown resulting from any of the foregoing) exceeding $250,000 or which otherwise might be reasonably expected to have a Material Adverse Effect; and (v) any Hazardous Substance generated by the Company and its Subsidiaries have been transported offsite only by properly licensed carriers and, to the best of the Company's knowledge, delivered only to treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Company's knowledge, operating in compliance with such permits and applicable Environmental Laws, except to the extent that failure to do so would not, individually or in the aggregate, have a Material Adverse Effect.

         (d) Except as set forth on Schedule 6.12, the Company and its Subsidiaries have taken reasonable steps to investigate the condition and usage of the real property of the Company and its Subsidiaries with regard to environmental matters.

         6.13 No Violation of Law. Neither the Company nor any Subsidiary is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

         6.14 No Default. Neither the Company nor any of its Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed or other agreement to which the Company or such Subsidiary is a party or by which it is bound (other than, prior to the execution and delivery of the GE Capital Facility Confirmation, the GE Capital Facility), which default could reasonably be expected to have a Material Adverse Effect.

         6.15     Pension Plans.

         (a) During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement or the making of any Loan hereunder, (i) no steps have been taken to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Company of any material liability, fine or penalty.

         (b) All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by the Company or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; neither the Company nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan, received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, might result in a withdrawal or partial withdrawal from any such plan; and neither the Company nor any member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

         6.16 Taxes. Each of the Company and each Subsidiary has filed all Federal tax returns and other material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         6.17 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

         6.18 Margin Stock. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

         6.19 Copyrights, Patents, Trademarks and Licenses, etc. Each of the Company and each Subsidiary owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, licenses, rights of way, authorizations and other rights that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best of the Company's knowledge, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in any such case, could reasonably be expected to have a Material Adverse Effect.

         6.20 Full Disclosure. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

         6.21 Bank Accounts. Set forth on Schedule 6.21 is a complete and accurate list of all bank accounts maintained by the Company or any Subsidiary with any bank or other financial institution as of the Closing Date.

         6.22 Clean Earth Sale. (a) The Clean Earth Sale complies in all material respects with all applicable legal requirements, and all necessary shareholder approvals and material governmental, regulatory and other consents and approvals required for the consummation of the Clean Earth Sale have been, or prior to the consummation thereof will be, (i) duly waived or (ii) duly obtained and in full force and effect.

         (b) The consummation by the Company of the Clean Earth Sale will not violate in any material respect any statute or regulation of the United States or any other applicable jurisdiction, or any order, judgment or decree of any court or other Governmental Authority, or result in a breach of, or constitute a default under, any indenture or other agreement, or any order or decree, affecting the Company or any of its Subsidiaries.

         (c) The representations and warranties of the Company and Clean Earth set forth in the CEI Sale Agreement are true and correct in all material respects on the date of this Agreement, except to the extent that all breaches of such representations and warranties have not, and would not be reasonably likely to, result in claims against the Company exceeding, in the aggregate for all such claims (whether previously paid or currently unpaid), the sum of (i) the Escrow Funds (as defined in the CEI Sale Agreement) plus (ii) the principal amount of the Seller Note (as defined in the CEI Sale Agreement); to the best of the Company's knowledge, the representations and warranties of Clean Earth Acquisition Corp. and CEI Holding Corporation in the CEI Sale Agreement are true and correct in all material respects on the date of this Agreement; there have been no amendments to or waivers under the CEI Sale Agreement (other than amendments and waivers approved by the Required Banks); and the Clean Earth Sale will be consummated in accordance with the terms of the CEI Sale Agreement.

                                   SECTION 7

                       AFFIRMATIVE AND NEGATIVE COVENANTS

         The Company covenants to the Administrative Agent and each Bank that so long as any Obligations remain outstanding or this Agreement is in effect, the Company will:

         7.1 Compliance with Laws, Material Contracts; Payment of Taxes and Liabilities. (a) Comply, and cause each Subsidiary to comply, in all material respects with all applicable laws (including Environmental Laws), rules, regulations, decrees, orders, judgments, licenses, material contracts (other than, prior to the date on which the GE Capital Facility Confirmation has been delivered to the Administrative Agent, the GE Capital Facility) and permits; and (b) pay, and cause each Subsidiary to pay, prior to delinquency, all Federal taxes and all other material taxes and other governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, might become a Lien on any of its property; provided that the foregoing shall not require the Company or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP.

         7.2 Legal Existence and Good Standing. Maintain and preserve, and (subject to Section 7.9) cause each Subsidiary to maintain and preserve, (a) its existence and good standing in the jurisdiction of its incorporation and
(b) its qualification and good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing does not have a Material Adverse Effect).

         7.3 Books, Records and Inspections. Keep, and cause each Subsidiary to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each Subsidiary to permit, any Bank or the Administrative Agent or any representative thereof upon reasonable prior notice to inspect the properties and operations of the Company and of such Subsidiary; and permit, and cause each Subsidiary to permit, at any reasonable time during normal business hours and with reasonable notice (or at any time without notice if an Event of Default exists), any Bank or the Administrative Agent or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the Company hereby authorizes such independent auditors to discuss such financial matters with any Bank or the Administrative Agent or any representative thereof whether or not any representative of the Company or any Subsidiary is present), to examine (and, at the expense of the Company or the applicable Subsidiary, photocopy extracts from) any of its books or other corporate records and to conduct field examinations of the Accounts, inventory and equipment of the Company and its Subsidiaries.

         7.4 Operating Leases. Not permit the aggregate amount of all rental payments made (or scheduled to be made) under Operating Leases by the Company and its Subsidiaries (on a consolidated basis) in any Fiscal Year to exceed $1,200,000.

         7.5      Insurance.

         (a) Maintenance of Insurance. Maintain, and cause each Subsidiary to maintain, with financially sound and reputable insurers having a rating of at least A- or better by Best Rating Guide (it being understood that, after the occurrence and during the continuance of an Event of Default, the Administrative Agent or the Required Banks may require the Best's rating of the insurers to be A+ or better), insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; public liability and third party property damage; larceny, embezzlement or other criminal liability; business interruption; public liability and third party property damage; and such other hazards or of such other types as is customary for Persons engaged in the same or similar business, as the Administrative Agent, in its discretion, or acting at the direction of the Required Banks, shall specify, in amounts, and under policies, reasonably acceptable to the Administrative Agent and the Required Banks. Without limiting the foregoing, if any improved real property covered by any Mortgage is determined to be located within an area that has been identified by the Director of the Federal Emergency Management Agency as a Special Flood Hazard Area ("SFHA"), the Company or the applicable Subsidiary shall purchase and maintain flood insurance on such improved real property and any equipment and inventory located on such real property. The amount of said flood insurance will be reasonably determined by the Administrative Agent and shall, at a minimum, comply with applicable federal regulations as required by the Flood Disaster Protection Act of 1973. The Company shall, and shall cause each Subsidiary to, also maintain flood insurance for any other inventory and equipment which is, at any time, located in a SFHA.

         (b) Administrative as Loss Payee; Payment of Premiums, etc. Cause, and cause each Subsidiary to cause, (i) the Administrative Agent, for the ratable benefit of the Administrative Agent and the Banks, to be named as secured party or mortgagee and sole loss payee or additional insured, in a manner acceptable to the Administrative Agent on each policy of insurance maintained by the Company or any Subsidiary, (ii) each such policy of insurance to contain endorsements reasonably acceptable to the Administrative Agent and
(iii) all premiums for such insurance to be paid when due. The Company will, or will cause each applicable Subsidiary to, deliver to the Administrative Agent upon request certificates of insurance and/or, photocopies of all insurance policies, in each case in sufficient quantity for distribution by the Administrative Agent to each of the Banks. If the Company or any Subsidiary fails to procure any applicable insurance or to pay the premiums therefor when due, the Administrative Agent may, and at the direction of the Required Banks shall, do so from the proceeds of Loans.

         7.6 Insurance and Condemnation Proceeds. Promptly notify the Administrative Agent and the Banks of any loss, damage or destruction to the Collateral of $100,000 or more, whether or not covered by insurance. The Administrative Agent is hereby authorized to collect all insurance and condemnation proceeds in respect of Collateral directly and to apply or remit them as follows:

         (a) With respect to insurance and condemnation proceeds relating to Collateral other than Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Administrative Agent in the collection or handling thereof, the Administrative Agent shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 3.5.

         (b) With respect to insurance and condemnation proceeds relating to Collateral consisting of Fixed Assets, the Administrative Agent shall permit or require the Company or the applicable Subsidiary to use such proceeds, or any part thereof, to replace, repair, restore or rebuild the relevant Fixed Assets in a diligent and expeditious manner with materials and workmanship of substantially the same (or better) quality as existed before the loss, damage or destruction so long as (i) no Event of Default or Unmatured Event of Default has occurred and is continuing, (ii) the aggregate proceeds do not exceed $1,000,000 and (iii) the Company or the applicable Subsidiary first (A) provides the Administrative Agent and the Required Banks with plans and specifications for any such replacement, repair, restoration or rebuilding which shall be reasonably satisfactory to the Administrative Agent and the Required Banks and (B) demonstrates to the reasonable satisfaction of the Administrative Agent and the Required Banks that the funds available to it will be sufficient to complete such project in the manner provided therein. In all other circumstances, the Administrative Agent shall apply such insurance and condemnation proceeds to the reduction of the Obligations in the order provided for in Section 3.5.

         7.7      Environmental Laws.

         7.7.1 Compliance with Environmental Laws. Conduct, and cause each Subsidiary to conduct, its business in substantial compliance with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage and disposal of any contaminant; and take, and cause each Subsidiary to take, prompt and appropriate action to respond to any non-compliance with Environmental Law.

         7.7.2 Inspection and Testing of Properties. Permit the Administrative Agent and its representatives at any reasonable time to enter and visit any real property owned or leased by the Company or any Subsidiary and any other place where any property of the Company or any Subsidiary is located or any other property with respect to which the Company or any Subsidiary may have any liability under any Environmental Law (subject, in the case of non-owned real property, to the consent of the owner) for the purposes of observing such real property, taking and removing soil or groundwater samples, and conducting tests on any part of such real property. The Administrative Agent is under no duty, however, to visit or observe any such real property or to conduct tests, and any such acts by the Administrative Agent will be solely for the purposes of protecting the Administrative Agent's Liens and preserving the Administrative Agent and the Banks' rights under the Loan Documents. No site visit, observation or testing by the Administrative Agent or any Bank will result in a waiver of any default of the Company or impose any liability on the Administrative Agent or the Banks. In no event will any site visit, observation or testing by the Administrative Agent be a representation that Hazardous Substances are or are not present in, on or under any such real property, or that there has been or will be compliance with any Environmental Law. Neither the Company nor any other party is entitled to rely on any site visit, observation or testing by the Administrative Agent. The Administrative Agent and the Banks owe no duty of care to protect the Company or any Subsidiary or any other party against, or to inform the Company or any Subsidiary or any other party of, any Hazardous Substance or any other adverse condition affecting any such real property. The Administrative Agent may in its discretion disclose to the Company or any Subsidiary or to any other party if so required by law any report or finding made as a result of, or in connection with, any site visit, observation or testing by the Administrative Agent. The Company understands and agrees that the Administrative Agent makes no warranty or representation to the Company or any Subsidiary or any other party regarding the truth, accuracy or completeness of any such report or findings that may be disclosed. The Company also understands that, depending on the results of any site visit, observation or testing by the Administrative Agent and disclosed to the Company or the applicable Subsidiary, such Person may have a legal obligation to notify one or more environmental agencies of the results and that such reporting requirements are site-specific and are to be evaluated by the Company or the applicable Subsidiary without advice or assistance from the Administrative Agent. In each instance, the Administrative Agent will give the Company reasonable notice before entering any real property or any other place the Administrative Agent is permitted to enter under this Section 7.7.2. The Administrative Agent will make reasonable efforts to avoid interfering with the use of any such real property by the Company and its Subsidiaries or in exercising any rights provided hereunder.

         7.8 Employee Benefit Plans. Maintain, and cause each Subsidiary to maintain, each Pension Plan in substantial compliance with all applicable requirements of law and regulations.

         7.9 Mergers, Consolidations or Sales. Not, and not permit any Subsidiary to, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, convey or lease all or any substantial part of its assets (other than sales of inventory in the ordinary course of business), or sell or assign with or without recourse any receivables, except for:

         (a) any such merger or consolidation, sale, transfer, conveyance, lease or assignment of or by any wholly-owned Subsidiary into the Company or into, with or to any other wholly-owned Subsidiary;

         (b) any such purchase or other acquisition by the Company or any wholly-owned Subsidiary of the assets or stock of any wholly-owned Subsidiary;

         (c)      the Clean Earth Sale; and

         (d) sales and dispositions of assets (including the stock of Subsidiaries) so long as the net book value of all assets sold or otherwise disposed of in any Fiscal Year does not exceed $500,000.

         7.10     Restricted Payments. Not, and not permit any Subsidiary to,
(a) declare or pay any dividends on any of its capital stock (other than stock dividends), (b) purchase or redeem any such stock or any warrants, units, options or other rights in respect of such stock, (c) make any other distribution to shareholders, (d) pay any principal of or interest on, or purchase, redeem or defease, any Subordinated Debt (other than the payment to Halifax of (i) a portion of the proceeds of the Clean Earth Sale and (ii) non-cash interest, in each case pursuant to the agreement described in Section 8.1.7(c)) or (e) set aside funds for any of the foregoing; provided that (x) any Subsidiary may declare and pay dividends to the Company or to any other wholly-owned Subsidiary; and (y) the Company may make regularly scheduled payments of interest on any Subordinated Debt through the issuance of additional Subordinated Debt.

         7.11 Transactions Affecting Collateral or Obligations. Not, and not permit any Subsidiary to, enter into any transaction which could be reasonably expected to have a Material Adverse Effect.

         7.12 Advances and Other Investments. Not, and not permit any Subsidiary to, make, incur, assume or suffer to exist any Investment in any other Person, except (without duplication) the following:

         (a) equity Investments existing on the Closing Date in wholly-owned Subsidiaries identified in Schedule 6.4;

         (b) equity Investments in Subsidiaries acquired after the Closing Date in transactions permitted as acquisitions of stock or assets pursuant to
Section 7.9;

         (c) in the ordinary course of business, contributions by the Company to the capital of any of its wholly-owned Subsidiaries, or by any such Subsidiary to the capital of any of its wholly-owned Subsidiaries;

         (d) in the ordinary course of business, Investments by the Company in any wholly-owned Subsidiary or by any of the Subsidiaries in the Company, by way of intercompany loans, advances or guaranties, all to the extent permitted by Section 7.13;

         (e)      Suretyship Liabilities permitted by Section 7.13;

         (f) loans to officers and employees not exceeding (a) $100,000 in the aggregate to any single individual or (b) $250,000 in the aggregate for all such individuals;

         (g)      Cash Equivalent Investments;

         (h)      the CEI Note; and

         (i) bank deposits in the ordinary course of business; provided that with respect to deposits (excluding amounts in payroll accounts for which checks to employees have been issued) maintained with any bank other than the Administrative Agent, such Bank and the Company shall have delivered a Blocked Account Agreement to the Administrative Agent;

provided that no Investment otherwise permitted by clause (e) or (f) above shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Unmatured

Event of Default shall have occurred and be continuing. Without limiting the foregoing, the Company will not, and will not permit any Subsidiary to, open or maintain any bank or deposit account (other than those described on Schedule 6.21) without the prior written consent of the Administrative Agent.

         7.13 Debt. Not, and not permit any Subsidiary to, create, incur, assume or suffer to exist any Debt, except:

         (a) obligations in respect of the Loans and the Letters of Credit;

         (b) Debt under the GE Capital Facility not exceeding $12,000,000 in aggregate principal amount at any time outstanding;

         (c)      other Debt outstanding on the date hereof and listed in
Schedule 7.13;

         (d) Debt arising under Capital Leases and Debt secured by Liens permitted by clause (c) or (d) of Section 7.17; provided that the aggregate amount of all such Debt at any time outstanding shall not exceed $4,000,000 so long as the Company is operating the Chicago Facility as a Capital Lease and shall not exceed $1,000,000 if the Company acquires the Chicago Facility;

         (e) refinancings of Debt permitted by clause (b), (c) or (d) above, so long as the terms applicable to such refinanced Debt are no less favorable to the Company or the applicable Subsidiary than the terms in effect immediately prior to such refinancing;

         (f)      Debt of Subsidiaries owed to the Company;

         (g) Hedging Obligations of the Company or any Subsidiary incurred in the ordinary course of business for bona fide hedging purposes and not for speculation;

         (h)      unsecured Debt of the Company to Subsidiaries;

         (i)      Subordinated Debt;

         (j) Debt arising in connection with insurance premium financing arrangements in the ordinary course of business;

         (k)      Debt under the Deferred Payment Notes; and

         (l) upon the exercise of the Chicago Purchase Options, Debt secured by a mortgage on the Chicago Facility so long as (i) no Event of Default under Section 9.1.1 exists at the time of or will result from the incurrence of such Debt and (ii) all consideration for such exercise shall be paid with the proceeds of such Debt.

         7.14 Prepayment. Not, and not permit any Subsidiary to, voluntarily prepay any Debt, except the Obligations in accordance with the terms of this Agreement.

         7.15 Transactions with Affiliates. Not, and not permit any Subsidiary to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its Affiliates (other than the Company and its Subsidiaries) which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates.

         7.16 Business Activities. Not, and not permit any Subsidiary to, engage in any line of business other than the businesses engaged in by the Company and its Subsidiaries as of the date hereof (after giving effect to the Clean Earth Sale) and businesses reasonably related thereto.

         7.17 Liens. Not, and not permit any Subsidiary to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except for the following ("Permitted Liens"):

         (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

         (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bid bonds, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services, and, in each case, for which it maintains adequate reserves;

         (c)      Liens identified on Schedule 7.17;

         (d) subject to the limitation set forth in Section 7.13(d), (i) Liens existing on property at the time of the acquisition thereof by the Company or any Subsidiary (and not created in contemplation of such acquisition) and (ii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property; provided that any such Lien attaches to such property within 60 days of the acquisition thereof and such Lien attaches solely to the property so acquired;

         (e) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $500,000 arising in connection with court proceedings; provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

         (f) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Company or any Subsidiary;

         (g) Liens in favor of the Administrative Agent for the benefit of the Banks arising under the Loan Documents;

         (h) after receipt by the Administrative Agent of the GE Capital Facility Confirmation, Liens on the Chicago Purchase Options granted to secure the GE Capital Facility;

         (i) Liens securing insurance premium financing arrangements permitted by Section 7.13(j), provided that such Liens are limited to the applicable insurance contracts;

         (j) Liens in favor of Halifax securing Debt that is subject to an intercreditor agreement substantially in the form of Exhibit L; and

         (k) a mortgage granted to a third-party lender on the Chicago Facility so long as the Debt secured thereby is permitted by Section 7.13(k).

         7.18 New Subsidiaries. Without the prior written consent of the Administrative Agent or the Required Banks, not, and not permit any Subsidiary to, organize, create, acquire or permit to exist any Subsidiary other than those listed on Schedule 6.4.

         7.19     Fiscal Year. Not change its Fiscal Year.

         7.20 Capital Expenditures. Not permit the aggregate amount of all Capital Expenditures made by the Company and its Subsidiaries in any Fiscal Year to exceed $2,000,000.

         7.21     Financial Covenants.

         7.21.1 Interest Coverage Ratio. Not permit the Interest Coverage Ratio as of the last day of any Computation Period to exceed the applicable ratio set forth below:

         Computation Period Ending          Minimum Interest Coverage Ratio
         -------------------------          -------------------------------
                  3/31/03                             1.30 to 1.0
                  6/30/03                             2.10 to 1.0
                  9/30/03                             2.00 to 1.0
                 12/31/03                             1.60 to 1.0
                  3/31/04                             1.60 to 1.0
                  6/30/04                            1.70 to 1.0.

         7.21.2 Minimum EBITDA. Not permit EBITDA for any Computation Period to be less than the applicable amount set forth below:

         Computation Period Ending          Minimum EBITDA
         -------------------------          --------------
                  3/31/03                      $561,000
                  6/30/03                     $1,844,000
                  9/30/03                     $2,641,000
                 12/31/03                     $2,872,000
                  3/31/04                     $2,928,000
                  6/30/04                     $3,015,000.

         7.22 Use of Proceeds. Use the proceeds of the Loans solely to finance the Company's working capital, for capital expenditures and for other general corporate purposes; and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock.

         7.23 Further Assurances. Take, and cause each Subsidiary to take, such actions as are necessary, or as the Administrative Agent (or the Required Banks acting through the Administrative Agent) may reasonably request, from time to time (including the execution and delivery of guaranties, security agreements, pledge agreements, financing statements, mortgages, deeds of trust and other documents, the filing or recording of any of the foregoing, the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession, and the delivery of opinions of counsel with respect to any of such documents) to ensure that (a) the obligations of the Company hereunder and under the other Loan Documents are secured by substantially all of the assets of the Company and guaranteed by all Subsidiaries by execution of a counterpart of the Guaranty and (b) the obligations of each Guarantor under the Guaranty are secured by substantially all of the assets of such Guarantor. Notwithstanding the foregoing, after receipt by the Administrative Agent of the GE Capital Facility Confirmation, no Loan Party shall be required to grant to, or maintain in favor of, the Administrative Agent and the Banks a Lien on the Chicago Purchase Options.

         7.24 Inconsistent Agreements. Not, and not permit any Subsidiary to, enter into any agreement containing any provision which (a) would be violated or breached by any borrowing, or the obtaining of any Letter of Credit, by the Company hereunder or by the performance by the Company or any Subsidiary of any of its obligations hereunder or under any other Loan Document or (b) would prohibit the Company or any Subsidiary from granting to the Administrative Agent, for the benefit of the Banks, a Lien on any of its assets.

         7.25 Unconditional Purchase Obligations. Not, and not permit any Subsidiary to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services; provided that the foregoing shall not prohibit the Company or any Subsidiary from entering into options for the purchase of particular assets.

         7.26 Amendments to Certain Documents. Not make or agree to any amendment to or modification of, or waive any of its rights under, any agreement or instrument governing any Subordinated Debt which would (a) have the effect of (i) increasing the principal amount payable thereon or redemptions thereof, (ii) providing for earlier payment in respect of principal or redemptions or otherwise, or (iii) requiring additional collateral or guarantees to secure such Subordinated Debt or (b) otherwise adversely affect the interest of the Banks.

         7.27 Halifax Agreement. Not later than September 11, 2002, deliver to the Administrative Agent a copy of a fully-signed agreement pursuant to which Halifax agrees that, upon receipt by Halifax of $2,500,000 from the proceeds of the Clean Earth Sale, (i) all Subordinated Debt owing to Halifax will bear interest at a rate equal to 10% per annum, which interest shall be paid through the issuance of additional Subordinated Debt to Halifax until a date that is not earlier than the Stated Termination Date, and (ii) Halifax will waive the payment by the Company of all accrued interest and fees (including dividends payable on the Company's Series D preferred stock) owing on the Closing Date.

                                   SECTION 8

                             CONDITIONS OF LENDING

         8.1 Conditions Precedent to Initial Credit Extensions. The obligation of the Banks to make the initial credit extension hereunder is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Administrative Agent and each Bank:

         8.1.1 Execution of Loan Documents. This Agreement and the other Loan Documents shall have been executed by each party thereto and the Company and each other Loan Party shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by the Company and the other Loan Parties before or on such Closing Date.

         8.1.2 Accuracy of Representations and Warranties. All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as if made on the Closing Date.

         8.1.3 Absence of Default. No Event of Default or Unmatured Event of Default shall have occurred and be continuing after giving effect to the effectiveness hereof and the extensions of credit hereunder on the Closing Date.

         8.1.4 Opinions of Counsel. The Administrative Agent and the Banks shall have received the opinion of Rosetto & Associates, LLC.

         8.1.5 Payment of Fees and Expenses. The Company shall have paid all fees and expenses of (a) the Administrative Agent (including reasonable attorneys' fees and charges) incurred in connection with any of the Loan Documents and the transactions contemplated thereby and (b) all professional consultants and advisors retained by the Administrative Agent and/or the Banks in connection with this Agreement or the Existing Credit Agreement.

         8.1.6 Satisfaction with Proceedings. All proceedings taken in connection with the execution of this Agreement, the Notes, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Administrative Agent and the Banks.

         8.1.7 Other Closing Conditions. The Administrative Agent shall have received the following, each in form and substance acceptable to the Administrative Agent:

         (a) evidence that the Clean Earth Sale has been (or concurrently with the effectiveness hereof will be) consummated;

         (b) a funds flow memorandum executed by the Company specifying in reasonable detail the use of proceeds of the Clean Earth Sale;

         (c) an agreement executed by Halifax consenting to the Clean Earth Sale, together with evidence, reasonably satisfactory to the Administrative Agent, that no proceeds of the Clean Earth Sale will be delivered to Halifax until Halifax has executed and delivered the agreement described in Section 7.27;

         (d) evidence that all existing Debt under the Stout Note has been converted into equity of the Company;

         (e) a guaranty, substantially in the form of Exhibit I (the "Guaranty"), duly executed by each Subsidiary;

         (f) a security agreement, substantially in the form of Exhibit J (the "Security Agreement"), duly executed by each Loan Party, together with evidence satisfactory to the Administrative Agent that all filings necessary to perfect the Administrative Agent's Lien on any collateral granted under the Security Agreement have been duly made;

         (g) a pledge agreement, substantially in the form of Exhibit H (the "Pledge Agreement"), duly executed by the Company and each other Loan Party that has one or more Subsidiaries, together with all stock certificates, stock powers and other items required to be delivered in connection with the Pledge Agreement;

         (h) certified copies of resolutions of the Board of Directors (or similar governing body) of each Loan Party authorizing or ratifying the execution, delivery and performance by such Loan Party of the Loan Documents to which it is a party;

         (i) a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names of the officer or officers of such Loan Party authorized to sign the Loan Documents to which it is a party, together with a sample of the true signature of each such officer (it being understood that the Administrative Agent and each Bank may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein);

         (j) a good standing certificate dated as of a recent date issued by the Secretary of State of the state of formation of each Loan Party;

         (k) amendments to Mortgages as the Administrative Agent shall deem reasonably necessary;

         (l) a duly completed Borrowing Base Certificate dated as of the Closing Date;

         (m) an intercreditor agreement executed by Halifax substantially in the form of Exhibit L; and

         (n) such other documents as the Administrative Agent or any Bank shall reasonably request.

         8.2 Conditions Precedent to Each Credit Extension. The obligation of the Banks to make each Loan, including the initial Loans on the Closing Date, and the obligation of the Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that (a) the Company shall have delivered to the Agent a Borrowing Base Certificate as of the date of such extension of credit and (b) on and as of the date of such extension of credit, the following statements shall be true (and the acceptance by the Company of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i), (ii) and (iii) below with the same effect as the delivery to the Administrative Agent and the Banks of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that):

                  (i) the representations and warranties of each Loan Party contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date (which shall have been true and correct in all material respects as of such prior date) and except to the extent the Administrative Agent and the Banks have been notified in writing by the Company that any representation or warranty is not correct and the Required Banks have explicitly waived in writing compliance with such representation or warranty;

                  (ii) no event has occurred and is continuing, or would result from such extension of credit, which constitutes an Event of Default or Unmatured Event of Default; and

                  (iii) no event has occurred and is continuing, or would result from such extension of credit, which has had or would reasonably be expected to have a Material Adverse Effect.

                                   SECTION 9

                               DEFAULT; REMEDIES

         9.1 Events of Default. Each of the following events shall constitute an "Event of Default" hereunder:

         9.1.1 Non-Payment. The Company shall default in the payment when due of the principal of any Loan or any reimbursement obligation with respect to any Letter of Credit; or the Company shall default in the payment when due of any interest, fee or other amount payable by the Company hereunder or under any other Loan Document and such default shall continue for five days.

         9.1.2 Warranties, etc. Any warranty made by the Company herein is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by the Company or any Subsidiary to the Administrative Agent or any Bank in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

         9.1.3 Non-Compliance with this Agreement. The Company shall fail to comply with or to perform any covenant set forth in Section 5.2(a) or Section 7; or the Company shall fail to comply with or to perform any other provision of this Agreement (and not constituting an Event of Default under any other provision of this Section 9) and such failure shall continue for 30 days after notice thereof to the Company from the Administrative Agent or any Bank.

         9.1.4 Material Obligations. The Company or any Subsidiary shall default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, the Company or such Subsidiary with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, might reasonably be expected to have a Material Adverse Effect.

         9.1.5 Bankruptcy, etc. The Company or any Subsidiary becomes insolvent or generally fails to pay, or admits in writing its general inability or refusal to pay, debts as they become due; or the Company or any Subsidiary applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for the Company or such Subsidiary or any substantial part of the property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company or any Subsidiary or for any substantial part of the property thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Subsidiary) is commenced in respect of the Company or any Subsidiary, and if such case or proceeding is not commenced by the Company or such Subsidiary, it is consented to or acquiesced in by the Company or such Subsidiary, or remains for 60 days undismissed; or the Company or any Subsidiary takes any corporate action to authorize, or in furtherance of, any of the foregoing.

         9.1.6 Guaranty. The Guaranty shall cease to be in full force and effect with respect to any Guarantor, any Guarantor shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of the Guaranty, or any Guarantor (or any Person by, through or on behalf of such Guarantor) shall contest in any manner the validity, binding nature or enforceability of the Guaranty with respect to such Guarantor.

         9.1.7 Collateral Documents. Any Collateral Document shall cease to be in full force and effect with respect to any Loan Party, any Loan Party shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of any Collateral Document to which it is a party, or the Company or any Loan Party (or any Person by, through or on behalf of such Loan Party) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document; or any Lien with respect to any material portion of the Collateral intended to be secured by any Loan Party ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void.

         9.1.8 Condemnation, etc. All or any material part of the property of the Company or any Subsidiary shall be nationalized, expropriated, condemned, seized or otherwise appropriated, or custody or control of such property or of the Company or such Subsidiary shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any

Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect.

         9.1.9 Judgments. Final judgments which exceed an aggregate of $500,000 shall be rendered against the Company or any Subsidiary and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

         9.1.10 Cross-Default. Any default shall occur under the terms applicable to any Debt of the Company or any Subsidiary in an aggregate principal amount (for all such Debt so affected) exceeding $500,000 and such default shall (a) consist of the failure to pay such Debt when due (subject to any applicable grace period), whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable prior to its expressed maturity, excluding for purposes of this Section 9.1.10, until the GE Capital Facility Confirmation has been delivered to the Administrative Agent, any default under the GE Capital Facility so long as no lender under the GE Capital Facility has taken steps (through judicial proceedings or otherwise) to foreclose or otherwise realize upon any collateral securing the GE Capital Facility.

         9.1.11 Racketeering Action. Any action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970) is filed against the Company or any Subsidiary and (a) is not dismissed within 120 days and (b) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral.

         9.1.12 ERISA. (a) The Company or any other Person takes steps to terminate a Pension Plan if as a result of such termination the Company could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $500,000; (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA; or (c) any withdrawal or partial withdrawal from a Multiemployer Pension Plan occurs and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that the Company and the Controlled Group have incurred on the date of such withdrawal) exceeds $500,000.

         9.1.13   Change of Control. Any Change of Control occurs.

         9.1.14 Material Adverse Change. Any event occurs that results in or is reasonably likely to result in (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or the Collateral; (b) a material impairment of the ability of the Company or any guarantor of any Obligations to perform under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any guarantor of any Obligations of any Loan Document to which it is a party.

         9.2 Remedies. If any Event of Default described in Section 9.1.5 occurs, the Commitments shall immediately terminate, all Obligations shall become immediately due and payable and the Company shall immediately be required to cash collateralize all outstanding Letter of Credit Obligations, all without notice or demand of any kind. At any time any other Event of Default exists, the Administrative Agent may, in its discretion, and shall, at the direction of the Required Banks, do one or more of the following, in any order, without notice to or demand on the Company: (a) terminate the Commitments; (b) declare any or all Obligations to be immediately due and payable; (c) require the Company to cash collateralize all outstanding Letter of Credit Obligations; and (d) pursue its other rights and remedies under the Loan Documents and applicable law.

                                  SECTION 10

                             AMENDMENTS AND WAIVERS

         10.1 No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Notes shall in any event be effective unless the same shall be in writing and signed and delivered by Banks having aggregate Pro Rata Shares of not less than the aggregate Pro Rata Shares expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement or the Notes, by the Required Banks, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall increase or extend the Commitment of any Bank without the consent of such Bank. No amendment, modification, waiver or consent shall (a) extend the date for payment of any principal of or interest on any Loan or any fees payable hereunder, (b) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, (c) release the Guaranty (other than with respect to a Guarantor which ceases to be a Subsidiary as a result of a transaction permitted hereunder) or all or substantially all of the collateral granted under the Collateral Documents or (d) reduce the aggregate Pro Rata Shares required to effect an amendment, modification, waiver or consent without, in each case, the consent of all Banks. No provision of Section 12 or any other provision of this Agreement affecting the Administrative Agent in its capacity as such shall be amended, modified or waived without the consent of the Administrative Agent. No provision of this Agreement relating to the rights or duties of the Issuer in its capacity as such shall be amended, modified or waived without the consent of the Issuer; provided that the Administrative Agent may, in its sole discretion and notwithstanding the limitations contained above and any other terms of this Agreement, make Administrative Agent Advances in accordance herewith; and provided, further, that Schedule 1.1 hereto may be amended from time to time by the Administrative Agent alone to reflect assignments in accordance herewith.

                                  SECTION 11

                          ASSIGNMENTS; PARTICIPATIONS

         11.1 Assignments. Any Bank may, with the prior written consent of the Administrative Agent and, so long as no Event of Default or Unmatured Event of Default has occurred and is continuing, the Company (which consents shall not be unreasonably delayed or withheld), at any time assign and delegate to one or more commercial banks or other Persons (any Person to whom such an assignment and delegation is to be made being herein called an "Assignee"), all or any fraction of such Bank's Loans and Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Bank's Loans and Commitment) in a minimum aggregate amount equal to the lesser of (a) the amount of the assigning Bank's remaining Commitment and (b) $1,000,000; provided that (i) no assignment and delegation may be made to any Person if, at the time of such assignment and delegation, the Company would be obligated to pay any greater amount under Section 4 to the Assignee than the Company is then obligated to pay to the assigning Bank under such Section (and if any assignment is made in violation of the foregoing, the Company will not be required to pay the incremental amounts) and (ii) the Company and the Administrative Agent shall be entitled to continue to deal solely and directly with such Bank in connection with the interests so assigned and delegated to an Assignee until the date when all of the following conditions shall have been met:

         (A) five Business Days (or such lesser period of time as the Administrative Agent and the assigning Bank shall agree) shall have passed after written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee, shall have been given to the Company and the Administrative Agent by such assigning Bank and the Assignee;

         (B) the assigning Bank and the Assignee shall have executed and delivered to the Company and the Administrative Agent an assignment agreement substantially in the form of Exhibit D (an "Assignment and Assumption"), together with any documents required to be delivered thereunder, which Assignment and Assumption shall have been accepted by the Administrative Agent; and

         (C) the assigning Bank or the Assignee shall have paid the Administrative Agent a processing fee of $3,500.

         From and after the date on which the conditions described above have been met, (a) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee pursuant to such Assignment and Assumption, shall have the rights and obligations of a Bank hereunder, and (b) the assigning Bank, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment and Assumption, shall be released from its obligations hereunder. Within five Business Days after the effectiveness of any assignment and delegation to a Person that is not currently a Bank hereunder, the Company shall execute and deliver to the Administrative Agent (for delivery to the Assignee) a new Note dated the effective date of such assignment. Any attempted assignment and delegation not made in accordance with this Section 11.1 shall be null and void.

         11.2 Participations. Any Bank may at any time sell to one or more commercial banks or other Persons participating interests in any Loan owing to such Bank, the Note held by such Bank, the Commitment of such Bank, the direct or participation interest of such Bank in any

Letter of Credit or any other interest of such Bank hereunder (any Person purchasing any such participating interest being herein called a "Participant"); provided that any Bank selling any such participating interest shall give notice thereof to the Company. In the event of a sale by a Bank of a participating interest to a Participant, (a) such Bank shall remain the holder of its Note for all purposes of this Agreement, (b) the Company and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations hereunder and (c) all amounts payable by the Company shall be determined as if such Bank had not sold such participation and shall be paid directly to such Bank. No Participant shall have any direct or indirect voting rights hereunder (except with respect to any of the events described in clauses (a) through (d) of the last paragraph of Section 11.1). Each Bank agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Bank enters into with any Participant. The Company agrees that if amounts outstanding under this Agreement and the Notes are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement, any Note and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or such Note; provided that such right of setoff shall be subject to the obligation of each Participant to share with the Banks, and the Banks agree to share with each Participant, as provided in Section 12.13. The Company also agrees that each Participant shall be entitled to the benefits of
Section 4 as if it were a Bank (provided that no Participant shall receive any greater compensation pursuant to Section 4 than would have been paid to the participating Bank if no participation had been sold).

         11.3 Assignment to Federal Reserve Bank. Notwithstanding the foregoing provisions of this Section 11.3 or any other provision of this Agreement, any Bank may at any time assign all or any portion of its Loans and its Note to a Federal Reserve Bank (but no such assignment shall release any Bank from any of its obligations hereunder).

                                  SECTION 12

                            THE ADMINISTRATIVE AGENT

         12.1     Appointment and Authorization.

         (a) Each Bank hereby irrevocably (subject to Section 12.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

         (b) The Issuer shall act on behalf of the Banks with respect to any Letters of Credit issued by it and the documents associated therewith. The Issuer shall have all of the benefits and immunities provided to the Administrative Agent in this Section 12 with respect to any acts taken or omissions suffered by it in connection with each Letter of Credit issued or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent", as used in this Section 12, included the Issuer with respect to such acts or omissions.

         12.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         12.3 Liability of Administrative Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

         12.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, confirmation from the Banks of their obligation to indemnify the Administrative Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

         12.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks, unless the Administrative Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". The Administrative Agent will notify the Banks of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Banks in accordance with Section 9; provided that, unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Banks.

         12.6 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

         12.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided that no Bank shall be liable for any payment to any Agent-Related Person of any portion of the Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable fees and expenses of attorneys for the Administrative Agent (including the allocable costs of internal legal services and all disbursements of internal counsel)) incurred by the

Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive repayment of the Loans, cancellation of the Notes, any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents, any termination of this Agreement and the resignation or replacement of the Administrative Agent.

         For the purposes of this Section 12.7, "Indemnified Liabilities" shall mean: any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable fees of attorneys for the Administrative Agent (including the allocable costs of internal legal services and all disbursements of internal counsel)) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Administrative Agent or the replacement of any Bank) be imposed on, incurred by or asserted against any Agent-Related Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the United States Bankruptcy Code, and including any appellate proceeding) related to or arising out of this Agreement or the Commitments or the use of the proceeds thereof, whether or not any Agent-Related Person, any Bank or any of their respective officers, directors, employees, counsel, agents or attorneys-in-fact is a party thereto.

         12.8 Administrative Agent in Individual Capacity. Bank of America and its Affiliates (including BA Strategic Solutions) may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though Bank of America were not the Administrative Agent hereunder and without notice to or consent of the Banks. Bank of America or its Affiliates may receive information regarding the Company, its Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of the Company or any such Affiliate) and acknowledge that the Administrative Agent, Bank of America and BA Strategic Solutions shall be under no obligation to provide such information to them.

         12.9 Successor Administrative Agent. The Administrative Agent may, and at the request of the Required Banks shall, resign as Administrative Agent upon 30 days' notice to the Banks. If the Administrative Agent resigns under this Agreement, the Required Banks shall, with (so long as no Event of Default or Unmatured Event of Default exists) the consent of the

Company (which shall not be unreasonably withheld or delayed), appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this
Section 12 and Sections 13.7 and 13.10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, however, Bank of America may not be removed as the Administrative Agent at the request of the Required Banks unless BA Strategic Solutions shall also simultaneously be replaced as a "Issuer" hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America and BA Strategic Solutions.

         12.10    Withholding Tax.

         (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees to deliver to the Administrative Agent:

                  (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed Internal Revenue Service ("IRS") Forms W-8ECI and W-8BEN before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                  (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement, and IRS Form W-9; and

                  (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

         Such Bank agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

         (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Company to such Bank, such Bank agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of such obligations of the Company hereunder. To the extent of such percentage amount, the Administrative Agent will treat such Bank's IRS Form W-8BEN as no longer valid.

         (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form W-8ECI with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Company to such Bank hereunder, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

         (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by Section 12.10(a) are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any payment to the Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

         (e) If the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including reasonable fees and expenses of attorneys for the Administrative Agent (including the allocable costs of internal legal services and all disbursements of internal counsel)). The obligation of the Banks under this subsection shall survive the repayment of the Loans, cancellation of the Notes, any termination of this Agreement and the resignation or replacement of the Administrative Agent.

         12.11    Collateral Matters; Release of Clean Earth Entities.

         (a) The Banks irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent under any Collateral Document (a) upon termination of the Commitments and payment in full of all Loans and all other Obligations and the expiration or termination of all Letters of Credit; (b) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; or (c) subject to Section 13.1, if approved, authorized or ratified in writing by the Required Banks. Upon request by the Administrative Agent at any time, the

Banks will confirm in writing the Administrative Agent's authority to release particular types or items of collateral pursuant to this Section 12.11.

         (b) The Banks irrevocably authorize the Administrative Agent to, and the Administrative Agent shall, upon the consummation of the Clean Earth Sale, release (a) Clean Earth and each of its Subsidiaries from the Guaranty and (b) the Lien of the Administrative Agent on all Collateral granted to the Administrative Agent by such Persons under the Collateral Documents.

         12.12 Relation Among Banks. The Banks are not partners or co-venturers, and no Bank shall be liable for the acts or omissions of, or (except as otherwise expressly set forth herein) authorized to act for, any other Bank.

         12.13    Sharing of Payments. If at any time any Bank shall receive
(a) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payment with respect to the Obligations, except for any such proceeds or payments received by such Bank from the Administrative Agent pursuant to the terms of this Agreement, or (b) payments from the Administrative Agent in excess of such Bank's ratable portion (in accordance with the terms hereof) of all such distributions by the Administrative Agent, such Bank shall promptly
(i) turn the same over to the Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to the Administrative Agent, or in same day funds, as applicable, for the account of all of the Banks and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (ii) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Banks so that such excess payment received shall be applied ratably among the Banks in accordance with their Pro Rata Shares (or as otherwise provided herein); provided that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, such purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

         12.14 Payments by the Administrative Agent to Banks. All payments to be made by the Administrative Agent to the Banks shall be made by bank wire transfer or internal transfer of immediately available funds to each Bank pursuant to wire transfer instructions delivered in writing to the Administrative Agent on or prior to the Closing Date (or if such Bank is an Assignee, on the applicable Assignment and Assumption), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Administrative Agent. Concurrently with each such payment, the Administrative Agent shall identify whether such payment (or any portion thereof) represents principal, interest, fees or other amounts.

         12.15    Settlement.

         12.15.1 Settlement Procedures. Each Bank's funded portion of the Loans is intended by the Banks to be equal at all times to such Bank's Pro Rata Share of the outstanding Loans. Notwithstanding the foregoing, the Administrative Agent, BA Strategic Solutions and the other

Banks agree (which agreement shall not be for the benefit of or enforceable by the Company) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Loans, the Non-Ratable Loans and the Administrative Agent Advances shall take place on a periodic basis in accordance with the following provisions:

         (a) The Administrative Agent shall request settlement ("Settlement") with the Banks on at least a weekly basis, or on a more frequent basis at Administrative Agent's election, (i) on behalf of Bank of America, with respect to each outstanding Non-Ratable Loan, (ii) for itself, with respect to each Administrative Agent Advance and (iii) with respect to collections received, in each case by notifying the Banks of such requested Settlement by facsimile, telephone or other similar form of transmission, no later than 12:00 noon (Chicago time) on the date of such requested Settlement (the "Settlement Date"). Settlements may occur during the continuation of an Event of Default or Unmatured Event of Default and whether or not the applicable conditions precedent set forth in Section 8 have then been satisfied.

         (b) If, as of any Settlement Date, Non-Ratable Loans and/or Administrative Agent Advances are outstanding, each Bank (other than (x) Bank of America, in the case of Non-Ratable Loans, and (y) the Administrative Agent, in the case of Administrative Agent Advances) shall transfer the amount of such Bank's Pro Rata Share of the outstanding principal amount of the Non-Ratable Loans and/or the Administrative Agent Advances to the Administrative Agent not later than 2:00 p.m. (Chicago time), on such Settlement Date. Such amounts made available to the Administrative Agent shall be applied against the amounts of the applicable Non-Ratable Loans and/or Administrative Agent Advances and, together with the portion of such Non-Ratable Loans and/or Administrative Agent Advances representing Bank of America's Pro Rata Share thereof, shall constitute Loans of the Banks. If any such amount is not transferred to the Administrative Agent by any Bank on the Settlement Date applicable thereto, the Administrative Agent shall be entitled to recover such amount on demand from such Bank together with interest thereon at the Federal Funds Rate for the first three days from and after the Settlement Date and thereafter at the interest rate then applicable to the Loans (x) on behalf of Bank of America, with respect to each Non-Ratable Loan, and (y) for itself, with respect to each Administrative Agent Advance.

         (c) Between Settlement Dates, the Administrative Agent may apply any payments received by the Administrative Agent which, in accordance with the terms of this Agreement, would be applied to the reduction of the Loans, to Administrative Agent Advances and/or to Bank of America's Loans (including Non-Ratable Loans). If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to Bank of America's Loans (other than to Non-Ratable Loans) as provided for in the previous sentence, Bank of America shall pay to the Administrative Agent for the accounts of the Banks, to be applied to the outstanding Loans of the Banks, an amount such that each Bank shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of all outstanding Loans. During the period between Settlement Dates, Bank of America with respect to Non-Ratable Loans, the Administrative Agent with respect to Administrative Agent Advances and each Bank with respect to the Loans other than Non-Ratable Loans and Administrative Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this

Agreement on the actual daily amount of funds employed by BA Strategic Solutions, the Administrative Agent or such Bank.

         12.15.2 Banks' Failure to Perform. All Loans (other than Non-Ratable Loans and Administrative Agent Advances) shall be made by the Banks simultaneously and in accordance with their Pro Rata Shares. The Company, the Banks and the Administrative Agent agree that (a) no Bank shall be responsible for any failure by any other Bank to perform its obligation to make any Loan hereunder, nor shall any Commitment of any Bank be increased or decreased as a result of any failure by any other Bank to perform its obligation to make any Loan hereunder, (b) no failure by any Bank to perform its obligation to make any Loan hereunder shall excuse any other Bank from its obligation to make any Loan hereunder and (c) the obligations of each Bank hereunder shall be several, not joint and several.

         12.15.3 Defaulting Banks. Unless the Administrative Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Administrative Agent such Bank's Pro Rata Share of a Borrowing, the Administrative Agent may assume that each Bank has made such amount available to the Administrative Agent in immediately available funds on the Funding Date. Furthermore, the Administrative Agent may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If any Bank has not transferred its full Pro Rata Share to the Administrative Agent in immediately available funds and the Administrative Agent has transferred a corresponding amount to the Company, on the Business Day following such Funding Date such Bank shall make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for that day. A notice by the Administrative Agent submitted to any Bank with respect to amounts owing shall be conclusive, absent manifest error. If any Bank's full Pro Rata Share is transferred to the Administrative Agent as required, the amount transferred to the Administrative Agent shall constitute such Bank's Loan for all purposes of this Agreement. If such amount is not transferred to the Administrative Agent, on the Business Day following the Funding Date the Administrative Agent will notify the Company of such failure to fund and, upon demand by the Administrative Agent, the Company shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising that particular Borrowing. The failure of any Bank to make any Loan on any Funding Date (any such Bank, prior to the cure of such failure, a "Defaulting Bank") shall not relieve any other Bank of its obligation hereunder to make a Loan on that Funding Date. No Bank shall be responsible for any other Bank's failure to advance such other Bank's Pro Rata Share of any Borrowing.

         12.15.4 Retention of Defaulting Bank's Payments. The Administrative Agent shall not be obligated to transfer to a Defaulting Bank any payment made by the Company to the Administrative Agent for the Defaulting Bank's benefit; nor shall a Defaulting Bank be entitled to the sharing of any payment hereunder. Amounts payable to a Defaulting Bank shall instead be paid to or retained by the Administrative Agent. In its discretion, the Administrative Agent may loan the Company the amount of all such payments received or retained by it for the account of such Defaulting Bank. Any amounts so loaned to the Company shall bear interest at the then applicable interest rate for Loans and for all other purposes of this Agreement shall be treated as if they were Loans; provided that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Bank shall be deemed not to be a "Bank". Until a Defaulting Bank cures its failure to fund its Pro Rata Share of any Borrowing (a) such Defaulting Bank shall not be entitled to any portion of the Non-Use Fee and (b) the Non-Use Fee shall accrue in favor of the Banks which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Banks ratably based upon their relative Commitments. This Section shall remain effective with respect to a Defaulting Bank until such time as such Bank shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Bank, or relieve or excuse the performance by the Company of its duties and obligations hereunder.

         12.15.5 Removal of Defaulting Bank. At the Company's request, the Administrative Agent or a bank or other financial institution designated by the Company and reasonably acceptable to the Administrative Agent and the Company shall have the right (but not the obligation) to purchase from any Defaulting Bank, and each Defaulting Bank shall, upon such request, sell and assign to the Administrative Agent or such bank or other financial institution, all of the Defaulting Bank's outstanding Commitment hereunder. Such sale shall be consummated promptly after Administrative Agent has arranged for a purchase by the Administrative Agent or such bank or other financial institution pursuant to an Assignment and Assumption, and at a price equal to the outstanding principal balance of the Defaulting Bank's Loans, plus accrued interest and fees, without premium or discount.

         12.16    Letters of Credit; Intra-Bank Issues.

         12.16.1 Notice of Letter of Credit Balance. On each Settlement Date, the Administrative Agent shall notify each Bank of the issuance of all Letters of Credit since the prior Settlement Date.

         12.16.2  Participations in Letters of Credit.

         (a) Immediately upon issuance of any Letter of Credit in accordance with Section 1.3.4, each Bank shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation equal to such Bank's Pro Rata Share of the face amount of such Letter of Credit (including all obligations of the Company with respect thereto, and any security therefor or guaranty pertaining thereto).

         (b) Whenever the Administrative Agent receives a payment from the Company on account of reimbursement obligations in respect of a Letter of Credit as to which the Administrative Agent has previously received for the account of the Issuer payment from a Bank, the Administrative Agent shall promptly pay to such Bank such Bank's Pro Rata Share of such payment from the Company. Each such payment shall be made by the Administrative Agent on the next Settlement Date.

         (c) Upon the request of any Bank, the Administrative Agent shall furnish to such Bank copies of any Letter of Credit, any reimbursement agreement executed in connection therewith, any application for any Letter of Credit and such other documentation as may reasonably be requested by such Bank.

         (d) The obligation of each Bank to make payments to the Administrative Agent with respect to any Letter of Credit or with respect to its participation therein or with respect to the Loans made as a result of a drawing under a Letter of Credit, and the obligation of the Company to reimburse the Issuer for the amount of each drawing under a Letter of Credit, in each case shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including any of the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                  (ii) the existence of any claim, setoff, defense or other right which the Company may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Bank, the Administrative Agent, the issuer of such Letter of Credit or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Company or any other Person and the beneficiary named in any Letter of Credit);

                  (iii) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

                  (v) the occurrence of any Event of Default or Unmatured Event of Default; or

                  (vi) the failure of the Company to satisfy the applicable conditions precedent set forth in Section 8.

         12.16.3 Recovery or Avoidance of Payments; Refund of Payments in Error. In the event any payment by or on behalf of the Company received by the Administrative Agent with respect to any Letter of Credit and distributed by the Administrative Agent to the Banks on account of their respective participations therein is thereafter set aside, avoided or recovered from the Administrative Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Banks shall, upon demand by the Administrative Agent, pay to the Administrative Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Administrative Agent upon the amount required to be repaid by it. Unless the Administrative Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

         12.16.4 Indemnification by Banks. To the extent not reimbursed by the Company and without limiting the obligations of the Company hereunder, the Banks agree to indemnify the Issuer, ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees and charges) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by the Issuer under any Letter of Credit or any Loan Document in connection therewith; provided that no Bank shall be liable for any of the foregoing to the extent it is determined by a court of competent jurisdiction in a final, nonappealable order to have arisen from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Bank agrees to reimburse the Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by the Company to the Issuer, to the extent that the Issuer is not promptly reimbursed for such costs and expenses by the Company. The agreement contained in this Section shall survive payment in full of all other Obligations.

         12.17 Concerning the Collateral and the Loan Documents. Each Bank authorizes and directs the Administrative Agent to enter into the other Loan Documents, for the ratable benefit and obligation of the Administrative Agent and the Banks. Each Bank agrees that any action taken by the Administrative Agent or the Required Banks, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Administrative Agent the Required Banks, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Banks. The Banks acknowledge that the Loans, the Administrative Agent Advances, the Non-Ratable Loans, all Letter of Credit Obligations, obligations with respect to Bank Products and all interest, fees and expenses hereunder constitute one Debt, secured pari passu by all of the Collateral.

         12.18 Field Audit and Examination Reports; Disclaimer by Banks. By signing this Agreement, each Bank:

         (a) is deemed to have requested that the Administrative Agent furnish such Bank, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by or on behalf of the Administrative Agent;

         (b) expressly agrees and acknowledges that no Agent-Related Person (i) makes any representation or warranty as to the accuracy of any Report or (ii) shall be liable for any information contained in any Report;

         (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that any Agent-Related Person or other party performing any audit or examination will inspect only specific information regarding the Company and will rely significantly upon the books and records of the Company, as well as on representations of the personnel of the Company;

         (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute any Report to any Person except to its Participants, or use any Report in any other manner; and

         (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees (i) to hold the Administrative Agent and any other Person preparing a Report harmless from any action such Bank may take or conclusion such Bank may reach or draw from any Report in connection with any loans or other credit accommodations that such Bank has made or may make to the Company, or such Bank's participation in, or such Bank's purchase of, a loan or loans of the Company and (ii) to pay and protect, and indemnify, defend and hold the Administrative Agent and any other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including attorney's fees and charges) incurred by the Administrative Agent and such other Person preparing a Report as the direct or indirect result of any third party who obtains all or part of any Report through the such Bank.

                                  SECTION 13

                                 MISCELLANEOUS

         13.1 No Waivers; Cumulative Remedies. No failure by the Administrative Agent or any Bank to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among the Company and the Administrative Agent and/or any Bank, or delay by the Administrative Agent or any Bank in exercising the same, will operate as a waiver thereof. No single or partial exercise by the Administrative Agent or any Bank of any right, power or remedy shall preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No waiver by the Administrative Agent or any Bank will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Administrative Agent or the Banks on any occasion shall affect or diminish the Administrative Agent's and each Bank's rights thereafter to require strict performance by the Company of any provision of this Agreement. The Administrative Agent and the Banks may proceed directly to collect the Obligations without any prior recourse to the Collateral. The Administrative Agent's and each Bank's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Administrative Agent or any Bank may have.

         13.2 Severability. The illegality or unenforceability of any provision of this Agreement or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         13.3     Governing Law; Choice of Forum; Service of Process.

         13.3.1 GOVERNING LAW. THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS; EXCEPT THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF ILLINOIS; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         13.3.2 CHOICE OF FORUM. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES OF AMERICA LOCATED IN COOK COUNTY, ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND EACH BANK CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND EACH BANK IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE ADMINISTRATIVE AGENT AND THE BANKS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE COMPANY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE ADMINISTRATIVE AGENT OR THE BANKS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

         13.3.3 SERVICE OF PROCESS. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE COMPANY AT ITS ADDRESS SET FORTH ON SCHEDULE 13.7 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR THE BANKS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

         13.3.4 WAIVER OF JURY TRIAL. THE COMPANY, THE BANKS AND THE ADMINISTRATIVE AGENT IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING

OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE COMPANY, THE BANKS AND THE ADMINISTRATIVE AGENT AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES HERETO FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         13.4 Survival of Representations and Warranties. All of the representations and warranties of the Company contained in this Agreement shall survive the execution, delivery and acceptance thereof by the parties, notwithstanding any investigation by the Administrative Agent or the Banks or their respective agents.

         13.5 Other Security and Guaranties. The Administrative Agent may, without notice or demand and without affecting the Company's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

         13.6 Fees and Expenses. The Company agrees to pay to the Administrative Agent, for its benefit, on demand, all reasonable costs and expenses that Administrative Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement and termination of this Agreement or any other Loan Document, including: (a) reasonable attorneys' fees and expenses; (b) costs and expenses (including reasonable attorneys' fees and expenses) for any amendment, supplement, waiver, consent or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect and continue the Administrative Agent's Liens (including costs and expenses paid or incurred by the Administrative Agent in connection with the consummation of this Agreement); (e) sums paid or incurred to pay any amount or take any action required of the Company or any Subsidiary under the Loan Documents that the Company or such Subsidiary fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including travel, lodging and meals, for inspections of the Collateral and the operations of the

Company and its Subsidiaries by the Administrative Agent plus the Administrative Agent's then customary charge for field examinations and audits and the preparation of reports thereof; (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment and establishing and maintaining Assignee Deposit Accounts (as defined in the Security Agreement) and lock boxes; (h) all monitoring fees and expenses of consultants designated by the Banks; provided that, so long as no Event of Default exists, the Company shall only be required to pay the consultants a monthly fee of $15,000 plus expenses for any calendar month; and (i) costs and expenses of preserving and protecting the Collateral. The Company further agrees to pay all reasonable costs and expenses (including reasonable attorneys' fees and expenses) paid or incurred by the Administrative Agent and each Bank to obtain payment of the Obligations, enforce the Administrative Agent's Liens, sell or otherwise realize upon the Collateral and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Administrative Agent or any Bank arising out of the transactions contemplated hereby (including any preparation for and consultation concerning any such matters). The foregoing provisions of this Section 13.6 shall not be construed to limit any other provision of any Loan Document regarding costs and expenses to be paid by the Company. All of the foregoing costs and expenses may be paid by the making of Administrative Agent Advances as described in Section 3.4.

         13.7 Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other party shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, delivery by overnight mail and courier service, (b) four days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified at its address shown on
Schedule 13.7 hereto, or to such other address as such party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person designated to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         13.8 Waiver of Notices. Unless otherwise expressly provided herein, the Company waives presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Company which the Administrative Agent or any Bank may elect to give shall entitle the Company to any or further notice or demand in the same, similar or other circumstances.

         13.9 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors and assigns of the parties hereto; provided that no interest herein may be assigned by the Company without prior written consent of the Administrative Agent and each Bank. The rights and benefits of the Administrative Agent and the Banks hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

         13.10 Indemnity of the Administrative Agent and the Banks by the Company.

         13.10.1 General. The Company agrees to defend, indemnify and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, representatives, agents and attorneys-in-fact (each, an "Indemnified Person"), harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable attorneys' fees and charges) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Administrative Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any bankruptcy or insolvency proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all of the foregoing, collectively, the "Indemnified Liabilities"); provided that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities determined by a court of competent jurisdiction in a final, nonappealable order to have resulted from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

         13.10.2 Environmental Indemnification. The Company agrees to indemnify, defend and hold harmless each Indemnified Person from any loss or liability (including reasonable attorneys' fees and charges) directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a Hazardous Substance relating to the operations, business or property of the Company or any Subsidiary. The foregoing indemnity will apply whether the Hazardous Substance is on, under or about any property of the Company or any Subsidiary or operations or property leased to the Company or any Subsidiary. The agreements in this Section shall survive repayment of all other Obligations.

         13.11 Limitation of Liability. NO CLAIM MAY BE MADE BY THE COMPANY, ANY BANK OR ANY OTHER PERSON AGAINST THE ADMINISTRATIVE AGENT, ANY BANK OR ANY OF THEIR RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS-IN-FACT FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ON ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH, AND THE COMPANY AND EACH BANK HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

         13.12 Final Agreement. This Agreement and the other Loan Documents are intended by the Company, the Administrative Agent and the Banks to be the final, complete and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof except for the fee letter dated September 9, 2002 among the Company and the Administrative Agent. No modification, rescission, waiver, release or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Company and a duly authorized officer of the Administrative Agent and each of the requisite Banks.

         13.13 Counterparts. This Agreement may be executed in any number of counterparts, and by parties hereto in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         13.14 Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge or restrict any provision hereof.

         13.15 Automatic Debits of Fees. With respect to any interest, non-use fee, letter of credit fee or other fee due and payable to the Administrative Agent, the Issuer, BA Strategic Solutions or Bank of America under the Loan Documents, the Company hereby irrevocably authorizes Bank of America to debit any deposit account of the Company with Bank of America in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the interest or fees then due, such debits will be reversed (in whole or in part, in Bank of America's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

         13.16 Right of Setoff. In addition to any right or remedy of the Banks provided by law, if an Event of Default exists, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank or any Affiliate of such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Bank; provided that the failure to give such notice shall not affect the validity of such set-off and application.

         13.17    Confidentiality.

         (a) The Company hereby agrees that the Administrative Agent and each Bank may issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of the Company and a general description of the Company's business, and may use the Company's name in advertising and other promotional material.

         (b) Each Bank severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to the Administrative Agent or such Bank by or on behalf of the Company under this Agreement or any other Loan Document, except to the extent that such information (a) was or becomes generally available to the public other than as a result of disclosure by the Administrative Agent or such Bank, or (b) was or becomes available on a nonconfidential basis from a source other than the Company (so long as such source is not bound by a confidentiality agreement with the Company known to the Administrative Agent or such Bank); provided that the Administrative Agent and any Bank may disclose such information (i) at the request or pursuant to any requirement of any Governmental Authority to which the Administrative Agent or such Bank is subject or in connection with an examination of the Administrative Agent or such Bank by any such Governmental Authority; (ii) pursuant to subpoena or other court process; (iii) when required to do so in accordance with the provisions of any applicable law or regulation; (iv) to the extent reasonably required in connection with any litigation or proceeding (including any bankruptcy proceeding); (v) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document;
(vi) to the Administrative Agent's or such Bank's independent auditors, accountants, attorneys and other professional advisors; (vii) to any actual or prospective Participant or Assignee, provided that such Person agrees to keep such information confidential to the same extent required of the Administrative Agent and the Banks hereunder; (viii) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company is a party with the Administrative Agent or such Bank; and (ix) to its Affiliates.

         13.18 Conflicts with Other Loan Documents. Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

         13.19 Waiver of Outstanding Interest and Fees. Each Bank hereby waives the payment by the Company of a portion of the interest and fees payable under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement in an amount equal to such Bank's Pro Rata Share of $1,000,000.

         13.20 Quakertown Claim. Notwithstanding anything in this Agreement to the contrary, if the Obligations are refinanced in full (except for the $1,000,000 thereof referred to below) by a Person other than any Bank within 30 days following the Closing Date, the Banks will defer payment of $1,000,000 of the Obligations, so long as (a) the Company issues each Bank a note substantially in the form of Exhibit K in such Bank's Pro Rata Share of the deferred amount, (b) the Company grants to the Administrative Agent and the Banks a first priority security interest in the Quakertown Claim and all proceeds thereof pursuant to documentation satisfactory to the Banks in their sole and complete discretion and (c) the Company causes each other Person with a Lien on the Quakertown Claim to release such Lien.

         13.21 GE Capital Facility Confirmation. The Banks hereby authorize the Administrative Agent to, and the Administrative Agent agrees that it will, release its lien on the Chicago Purchase Options upon receipt of the GE Capital Facility Confirmation.

         IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.


                                    U.S. PLASTIC LUMBER CORP.


                                    By: /s/ Bruce Rosetto
                                        ---------------------------------------
                                    Title: Secretary
                                           ------------------------------------

                                    "ADMINISTRATIVE AGENT"

                                    BANK OF AMERICA, N.A.,
                                    as Administrative Agent


                                    By: /s/ Kristine Thennes
                                        ---------------------------------------
                                    Title: Vice President
                                           ------------------------------------


                                    "BANKS"
                                    BANC OF AMERICA STRATEGIC SOLUTIONS, INC.


                                    By: /s/ Ronald Prince
                                        ---------------------------------------
                                    Title: Senior Vice President
                                           ------------------------------------

                                    LASALLE BANK NATIONAL ASSOCIATION


                                    By: /s/ Margaret P. Heger
                                        ---------------------------------------
                                    Title: First Vice President
                                           ------------------------------------

                                    UNION PLANTERS BANK NATIONAL ASSOCIATION


                                    By: /s/ Susan Johnson
                                        ---------------------------------------
                                    Title: Vice President
                                           ------------------------------------

                                    ANNEX A
                                       TO
                                CREDIT AGREEMENT

                         DEFINITIONS AND INTERPRETATION

         1. Definitions. Capitalized terms used in the Loan Documents shall have the following respective meanings (unless otherwise defined therein), and all section references in the following definitions shall refer to sections of the Agreement:

         "ACH Transactions" means any cash management or related services including the automatic clearing house transfer of funds by any Bank for the account of the Company pursuant to agreement or overdrafts.

         "Accounts" means all of the now owned or hereafter acquired or arising accounts, as defined in the UCC, of the Company, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

         "Account Debtor" means each Person obligated on any Account.

         "Administrative Agent" means Bank of America, solely in its capacity as agent for the Banks, and any successor administrative agent.

         "Administrative Agent Advances" - see Section 1.2.9.

         "Administrative Agent's Office means the Administrative Agent's office at the address set forth on Schedule 13.7, or at such other address as the Administrative Agent may designate by written notice to the Company and the Banks.

         "Affiliate" of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and (b) any officer or director of such Person.

         "Agent-Related Persons" means the Administrative Agent, together with its Affiliates (including BA Strategic Solutions), and the officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of the Administrative Agent and such Affiliates.

         "Aggregate Outstandings" means, at any date of determination, and without duplication: the sum of (a) the unpaid principal balance of all Loans,
(b) the aggregate undrawn face amount of all outstanding Letters of Credit issued and (c) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.

         "Agreement" - see the introductory paragraph.

         "Asset Sale" means the sale, lease, assignment or other transfer for value (other than the granting of a Lien or the licensing of intellectual property) by the Company or any Subsidiary to any Person (other than the Company or any Subsidiary) of any asset or right of the Company or such Subsidiary (including any sale or other transfer of stock of any Subsidiary, whether by merger, consolidation or otherwise), excluding sales of inventory in the ordinary course of business and sales of equipment which is replaced by no later than 90 days after such sale by equipment performing the same or similar functions.

         "Assignee" - see Section 11.1.

         "Assignment and Assumption" - see Section 11.1.

         "Availability" means at any time the remainder of (a) the lesser of
(i) the Maximum Commitment Amount or (ii) the Borrowing Base minus (b) the sum of the Aggregate Outstandings plus the unpaid principal amount of the Deferred Payment Notes.

         "Bank" and "Banks" - see the introductory paragraph hereof and shall include the Administrative Agent to the extent of any Administrative Agent Advance outstanding and Bank of America to the extent of any Non-Ratable Loan outstanding; provided that no such Administrative Agent Advance or Non-Ratable Loan shall be taken into account in determining any Bank's Pro Rata Share.

         "Bank of America" means Bank of America, N.A., a national banking association, or any successor thereto.

         "Bank Products" means services relating to ACH Transactions and/or cash management services, including controlled disbursement services, in each case extended to the Company by any Bank.

         "Base Rate" means at any time the greater of (a) the Federal Funds Rate plus 0.5% and (b) the Prime Rate.

         "BA Strategic Solutions" means Banc of America Strategic Solutions,
Inc.

         "Blocked Account Agreement" means an agreement substantially in the form of Exhibit E (or such other form as is acceptable to the Administrative Agent).

         "Borrowing" means a borrowing hereunder consisting of Loans made on the same day by the Banks to the Company or by Bank of America in the case of a Borrowing funded by a Non-Ratable Loan or by the Administrative Agent in the case of a Borrowing consisting of an Administrative Agent Advance.

          "Borrowing Base" means, at any time of determination, the sum of (a) 80% of Eligible Accounts Receivable, plus (b) the least of (i) 50% of Eligible Inventory, (ii) 50% of the amount determined pursuant to clause (a) or (iii) $5,000,000, plus (c) the Specified Percentage of the Initial Equipment Value of all Eligible Equipment.

         "Borrowing Base Certificate" means a certificate by a Responsible Officer, substantially in the form of Exhibit F (or another form acceptable to the Administrative Agent), setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Administrative Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Company and certified to the Administrative Agent; provided that the Administrative Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (a) to reflect its reasonable estimate of declines in value of any of the Collateral described therein and (b) to the extent that such calculation is not in accordance with this Agreement.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of, or are in fact closed in, the state where the Administrative Agent's Office is located.

         "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

         "Capital Expenditures" means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Company, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or
(b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

         "Capital Lease" means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

         "Cash Equivalent Investment" means, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Bank or its holding company) rated at least A-l by Standard & Poor's Ratings Group or P-l by Moody's Investors Service, Inc., (c) any certificate of deposit (or time deposits represented by such certificates of deposit) or bankers acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions that are issued or sold by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, (d) any repurchase agreement entered into with any Bank (or other commercial banking institution of the stature referred to in clause (c)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Bank (or other commercial banking institution) thereunder and (e) investments in short-term asset management accounts offered by any Bank for the purpose of investing in loans to any corporation (other than the Company or an

Affiliate of the Company), state or municipality, in each case organized under the laws of any state of the United States or of the District of Columbia.

         "CEI Note" means the Subordinated Note in an original principal amount of $3,500,000 issued by CEI Holding Corporation to the Company in connection with the Clean Earth Sale.

         "CEI Sale Agreement" means the Amended and Restated Purchase Agreement dated as of June 14, 2002 among Clean Earth Acquisition Corp., CEI Holding Corporation, Clean Earth and the Company.

         "CERCLA" - see Section 6.12(a).

         "Change of Control" means (a) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of 25% or more of the outstanding shares of common stock of the Company; (b) during any 12-month period, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election by the Company's Board of Directors or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors who either were directors at beginning of such period or whose election or nomination was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company; or (c) a period of 60 consecutive days shall have elapsed during which any of the individuals named in Schedule 1 shall have ceased to hold executive offices with the Company at least equal in seniority to such individual's present offices, as set out in such Schedule 1, excluding any such individual who has been replaced by another individual or individuals reasonably satisfactory to the Required Banks (it being understood that any such replacement individual shall be deemed added to Schedule 1 on the date of approval thereof by the Required Banks).

         "Chicago Facility" means the facility operated by the Company and located at 2600 West Roosevelt Avenue, Chicago, Illinois.

         "Chicago Purchase Options" mean the options of The Eaglebrook Group, Inc. to purchase certain rights and interests in land located in Chicago, Illinois, including the Chicago Facility.

         "Clean Earth" means Clean Earth, Inc., a Delaware corporation.

         "Clean Earth Sale" means the sale by the Company of all of the capital stock of Clean Earth to CEI Acquisition Corp. pursuant to, and in accordance with the terms of, the CEI Sale Agreement.

         "Closing Date" means the date of this Agreement.

         "Code" means the Internal Revenue Code of 1986.

         "Collateral" means all real and personal property of the Company and its Subsidiaries and all other assets of any Person from time to time subject to the Liens of the Administrative Agent securing payment or performance of the Obligations.

         "Collateral Documents" means the Pledge Agreement, the Security Agreement, each Mortgage and any other agreement pursuant to which any Loan Party grants collateral to the Administrative Agent for the benefit of the Banks.

         "Commitment" means, at any time with respect to a Bank, the amount set forth beside such Bank's name under the heading "Commitment" on Schedule 1.1 or in the Assignment and Assumption pursuant to which such Bank became a Bank hereunder in accordance with the provisions of Section 11.1, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 11.1.

         "Company" - see the introductory paragraph.

         "Computation Period" means (a) each period beginning on January 1, 2003 and ending on March 31, 2003, June 30, 2003 and September 30, 2003 and (b) each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter, commencing with the period ending on the last day of the December 2003 Fiscal Quarter.

         "Consolidated Net Income" means, with respect to the Company and its Subsidiaries for any period, the net income (or loss) of the Company and its Subsidiaries for such period, excluding any extraordinary gains during such period.

         "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code or
Section 4001 of ERISA.

         "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such indebtedness, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such indebtedness or the fair market value of all property of such Person securing such indebtedness), (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person (including the Letters of Credit), (f) all Hedging Obligations of such Person, (g) all Suretyship Liabilities of such Person and (h) all Debt of any partnership in which such Person is a general partner. The amount of any Person's Debt in respect of any obligation to pay the deferred purchase price of property or services where such


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
obligation is contingent upon sales, revenues, the achievement of a particular business goal or any similar test shall be the maximum amount which (at any date of determination) is reasonably expected to be paid in respect of such obligation as estimated by the Company (subject to the approval of the Required Banks, which shall not be unreasonably withheld).

         "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable interest rate plus (b) 2.0% per annum.

         "Defaulting Bank" - see Section 12.15.3.

         "Deferred Payment Note" means a promissory note of the Company payable to a Bank, substantially in the form of Exhibit G, evidencing all accrued and unpaid interest and fees owed to such Bank under the Existing Credit Agreement as of the Closing Date (except to the extent waived by such Bank).

         "Designated Account" see Section 1.2.3.

         "Dollar" and "$" mean lawful currency of the United States.

         "EBITDA" means, for any period, Consolidated Net Income for such period plus to the extent deducted in determining such Consolidated Net Income, Interest Expense, income tax expense, depreciation and amortization for such period.

         "Eligible Accounts Receivable" means at any time any amount then due to the Company or any Subsidiary from any Person, arising from the sale of the Company's and such Subsidiaries' products, which meets each of the following requirements:

         (a) it is a valid, legally enforceable obligation of the Account Debtor thereunder, is not subject to any offset, counterclaim or other defense on the part of such Account Debtor or to any claim on the part of such Account Debtor denying liability thereunder in whole or in part and is not unearned income related to advance billings;

         (b) it is owned by the Company free of any title defects and subject to a first perfected security interest in favor of the Administrative Agent and is not subject to any other lien or security interest whatsoever;

         (c) if it arises from the sale of goods, such goods have been shipped or delivered to the applicable Account Debtor;

         (d) it is evidenced by an invoice (dated not earlier than the date of shipment or performance) rendered to such Account Debtor, and is not evidenced by any instrument or chattel paper;

         (e) it is not owing by any Account Debtor whose obligations the Administrative Agent, in its reasonable discretion, shall have notified the Company in writing are not deemed to constitute Eligible Accounts Receivable;

         (f) it is not owing by an Account Debtor who shall have failed to pay in full 25% or more of the amount payable under any invoices evidencing obligations to the Company or its Subsidiaries within 90 days after the date of such invoice;

         (g) it is not outstanding more than 90 days after the date of such original invoice therefor, unless it arises in connection with the Company's winter buying program (and is readily identifiable as such), in which case it is not outstanding more than 150 days after the date of such invoice; provided that in no event shall the aggregate amount of all Eligible Accounts Receivable arising in connection with the winter buying program exceed $2,000,000;

         (h) it is not owing by an Account Debtor which, to the knowledge of the Company or the applicable Subsidiary, is subject to any bankruptcy, insolvency or similar proceeding; and

         (i)      the applicable Account Debtor is not any of the following:

                  (i) an employee, affiliate, parent or Subsidiary of the Company, or an entity which has common officers or directors with the Company;

                  (ii) the U.S. government or any agency or department of the U.S. government unless the Administrative Agent agrees in writing to accept the obligation, the Company complies with the procedures in the Federal Assignment of Claims Act of 1940 (41 U.S.C.ss.15) with respect to the obligation, and the underlying contract expressly provides that neither the U.S. government nor any agency or department thereof shall have the right of set-off against the Company; or

                  (iii) any Person located in a foreign country unless (A) the account is supported by an irrevocable letter of credit issued by a bank acceptable to the Administrative Agent, and, if requested by the Administrative Agent, the original of such letter of credit and/or any usance drafts draws under such letter of credit and accepted by the issuing or confirming bank have been delivered to the Administrative Agent, or (B) the account is covered by foreign credit insurance acceptable to the Administrative Agent and the account is otherwise an Eligible Account Receivable.

         An obligation which is at any time an Eligible Account Receivable, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account Receivable. All otherwise Eligible Accounts Receivable of any Account Debtor (or group of affiliated Account Debtors) shall be ineligible to the extent that the Administrative Agent has determined, in its reasonable discretion, and notified the Company that Accounts of such Account Debtor (or group) shall not constitute Eligible Accounts Receivable.

         "Eligible Equipment" means equipment:

         (a) in which the Administrative Agent has a valid, duly perfected lien;

         (b) to which the Company or one of its Subsidiaries holds indefeasible title;

         (c) which is not subject to any Liens other than those in favor of the Administrative Agent;

         (d)      which is in marketable condition;

         (e) which is located at real property which is owned or leased by the C mpany or a Subsidiary, provided that if it is located at property leased by the Company, the Company shall have delivered to the Administrative Agent a landlord's consent, in form and substance reasonably satisfactory to the Administrative Agent, from the owner of such property;

         (f) if such equipment is or may constitute a fixture, an appropriate fixture filing has been filed and is effective in the real estate or other appropriate records of the county (or other applicable jurisdiction) where such Equipment is located;

         (g) it is not equipment which the Required Banks shall have notified the Company in writing is not deemed to constitute Eligible Equipment; and

         (h) for which the Administrative Agent has received a satisfactory appraisal at the Company's expense;

provided that in no case shall the aggregate amount included in Eligible Equipment with respect to manuals, parts and accessories exceed 5% of the aggregate amount of all Eligible Equipment. All otherwise Eligible Equipment shall be ineligible to the extent that the Administrative Agent has determined, in its reasonable discretion, and notified the Company that such equipment shall not constitute Eligible Equipment.

         "Eligible Inventory" means all goods of the Company and its Subsidiaries which are held for lease or sale or held as raw materials or supplies, and which meet all of the following requirements:

         (a) it is owned by the Company free of any title defects and (i) is subject to a perfected Lien in favor of the Administrative Agent and (ii) is not subject to any assignment, claim or Lien other than Liens consented to by the Required Banks;

         (b) if held for sale or lease or furnishing under contracts of service, it is (except as the Required Banks may otherwise consent in writing) new, unused and in first-class, marketable condition;

         (c) except as the Required Banks may otherwise consent, it is in the possession and control of the Company or the applicable Subsidiary;

         (d) it is not inventory which is dedicated to, identifiable with, or otherwise specifically to be used in the manufacture of goods which are to be sold or leased to the United States of America or any department, agency or instrumentality thereof, and in respect of which inventory the Company or the applicable Subsidiary shall have received any progress or other advance payment which is or may be credited against any Account Receivable generated upon the sale or lease of any such goods;

         (e) it is not inventory produced in violation of the Fair Labor Standards Act and subject to the "hot goods" provisions contained in Title 29 U.S.C.ss.215 or any successor statute or section;

         (f) it is not subject to any agreement which would restrict the Administrative Agent's ability to sell or otherwise dispose of such inventory such as inventory bearing a servicemark, trademark or name of any Person other than the Company or the applicable Subsidiary, or with respect to which the use by the Company or the applicable Subsidiary or the manufacture or sale thereof by the Company or the applicable Subsidiary is subject to any licensing, patent, royalty, trademark, tradename or copyright agreement with any other Person;

         (g) it is not (i) hardware, packaging or shipping materials, (ii) goods used in connection with maintenance or repair of the Company's or the applicable Subsidiary's business, properties or assets, or (iii) work in process;

         (h) it is not defective or obsolete or held for sale at a "close-out" or otherwise offered generally at a discount as part of a discontinued line;

         (i)      it is finished goods or raw materials; and

         (j) it is not Inventory which the Required Banks shall have notified the Company in writing is not deemed to constitute Eligible Inventory.

         Inventory of the Company or any Subsidiary which is at any time Eligible Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory. All otherwise Eligible Inventory shall be ineligible to the extent that the Administrative Agent has determined, in its reasonable discretion, and notified the Company that such Inventory shall not constitute Eligible Inventory.

         "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, release of any Hazardous Substance or injury to the environment.

         "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "Event of Default" - see Section 9.1.

         "Existing Credit Agreement" - see the recitals.

         "Existing Equipment" means Eligible Equipment owned by the Company or any Subsidiary on the Closing Date.

         "Facility" - see Section 1.1.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

         "Fiscal Quarter" means a fiscal quarter of a Fiscal Year.

         "Fiscal Year" means the fiscal year of the Company and its Subsidiaries, which period shall be the 12-month period ending on December 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 2002") refer to the Fiscal Year ending on December 31 of such calendar year.

         "Fixed Assets" means equipment and real property.

         "Funding Date" means the date on which a Borrowing occurs.

         "GAAP" means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession).

          "GE Capital Facility" means the master credit facility among the Company, General Electric Capital Corporation and various other lenders.

         "GE Capital Facility Confirmation" means, collectively, (a) a subordination agreement substantially in the form of Exhibit M executed by each lender under the GE Capital Facility (or a release by the lenders under the GE Capital Facility of their liens on the "Other Equipment" as defined in the form of subordination agreement set forth as Exhibit M) and (b) an agreement executed by the Company and all lenders under the GE Capital Facility pursuant to which (i) such lenders agree that, upon the receipt by such lenders from the Company of principal payments in the aggregate amount of $500,000 and a release by the Agent of its security interest in the Chicago Purchase Options, all amortization of principal under the GE Capital Facility (other than a payment not exceeding $2,000,000 plus the amount of the "Forbearance Fee" (as defined in the Forbearance Agreement dated as of February 28, 2002 for the GE Capital Facility as in effect on the date hereof) solely with the net proceeds in excess of $3,000,000 received by the Company or any Subsidiary from the sale or financing of the Chicago Facility after exercise of the Chicago Purchase Options) will be deferred until a date that is not earlier than the

Business Day following the Stated Termination Date and (ii) the covenants and defaults under the GE Capital Facility are amended in a manner reasonably satisfactory to the Required Banks.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guarantor" means, on any day, each Subsidiary that has executed a counterpart of the Guaranty on or prior to that day (or is required to execute a counterpart of the Guaranty on that date).

         "Guaranty" - see Section 8.1.7(e).

         "Halifax" means Halifax Fund, L.P.

         "Hazardous Substances" - see Section 6.12(b).

         "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under interest rate, currency and commodity swap agreements, cap agreements and collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

         "Initial Equipment Value" means (a) with respect to Existing Equipment, the forced liquidation value of such equipment as determined by an appraisal firm acceptable to the Required Banks; and (b) with respect to Purchased Equipment, the cost of such equipment as evidenced by an invoice or other documentation acceptable to the Administrative Agent. The Initial Equipment Value for Purchased Equipment may be increased to reflect purchases by the Company or any Subsidiary of Eligible Equipment only at such times as the Company delivers quarterly compliance certificates pursuant to Section 5.1.3.

         "Interest Coverage Ratio" means, for any Computation Period, the ratio of (a) EBITDA for such period to (b) cash Interest Expense for such period.

         "Interest Expense" means, as to any Person for any Computation Period, the consolidated interest expense of the Company and its Subsidiaries for such Computation Period (including all imputed interest on capitalized leases).

         "Investment" means, relative to any Person, (a) any loan or advance made by such Person to any other Person (excluding any commission, travel or similar advances made to directors, officers and employees of the Company or any of its Subsidiaries), (b) any Suretyship Liability of such Person or (c) any ownership or similar interest held by such Person in any other Person.

         "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

         "Issuer" means BA Strategic Solutions or any successor thereto as the issuer of Letters of Credit hereunder.

         "Letter of Credit" - see Section 1.3.1.

         "Letter of Credit Fee" - see Section 2.4.

         "Letter of Credit Obligations" means, as at any date of determination, the amount of the Unused Letter of Credit Subfacility plus the aggregate of all unreimbursed drawings under the Letters of Credit (including all Borrowings made pursuant to Section 1.3.5).

         "Letter of Credit Subfacility" means $1,000,000.

         "Lien" means, with respect to any Person, any interest in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

         "Loan Documents" means this Agreement, the Notes, the Guaranty, all applications for Letters of Credit, the Collateral Documents and all other documents evidencing or securing the Loans hereunder.

         "Loan Party" means the Company and each Guarantor.

         "Loan" means any loan or advance provided for in Section 1.

         "Margin Stock" means any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business, properties or prospects of the Company and its Subsidiaries taken as a whole, or (b) a material adverse effect upon any substantial portion of the collateral under the Collateral Documents or upon the legality, validity, binding effect or enforceability against the Company or any Guarantor of any Loan Document.

         "Maximum Commitment Amount" - see Section 1.1.

         "Mortgage" means a mortgage, deed of trust, leasehold mortgage or similar instrument granting the Administrative Agent a Lien on real property owned or leased by the Company or any Subsidiary.

         "Multiemployer Pension Plan" means a multiemployer plan, as such term is defined in Section 4001(a)(3) of ERISA, and to which the Company or any member of the Controlled Group may have any liability.

         "Net Cash Proceeds" means:

         (a) with respect to any Asset Sale, the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by the Company or any Subsidiary pursuant to such Asset Sale, net of (i) the direct costs relating to such Asset Sale (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by the Company to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (iii) amounts required to be applied to the repayment of any Debt secured by a Lien on the asset subject to such Asset Sale (other than Debt hereunder); and

         (b) with respect to any issuance of equity securities or Debt, the aggregate cash proceeds received by the Company or any Subsidiary pursuant to such issuance, net of the direct costs relating to such issuance (including sales and underwriter's discounts and commissions and legal, accounting and investment banking fees).

         "Non-Ratable Loan" and "Non-Ratable Loans" - see Section 1.2.8.

         "Non-Use Fee" - see Section 2.3.

         "Note" and "Notes" - see Section 1.2.2.

         "Notice of Borrowing" - see Section 1.2.4.

         "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties and debts owing by the Company to the Administrative Agent and/or any Bank, arising under or pursuant to this Agreement or any other Loan Document, whether or not evidenced by any note, whether direct or indirect, absolute or contingent, due or to become due, and including all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to the Company hereunder or under any other Loan Document. "Obligations" includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit and (b) all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products.

         "Operating Lease" means any lease of (or other agreement conveying the right to use) any real or personal property by the Company or any Subsidiary, as lessee, other than any Capital Lease.

         "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

         "Participant" - see Section 11.2.

         "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

         "Pension Plan" means a "pension plan", as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Pension Plan), and to which the Company or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

         "Permitted Liens" - see Section 7.17.

         "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority or other entity.

         "Pledge Agreement" - see Section 8.1.7(g).

         "Prime Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate" (The "prime rate" is a rate set by Bank of America based upon various factors, including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the "prime rate" announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Pro Rata Share" means, with respect to a Bank, a fraction (expressed as a percentage), the numerator of which is the amount of such Bank's Commitment and the denominator of which is the Maximum Commitment Amount, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the principal amount of Obligations owed to such Bank and the denominator of which is the aggregate principal amount of the Obligations owed to all Banks (excluding, in each case, any Non-Ratable Loans, any Administrative Agent Advances and any payments of Loans applied solely to the Loans of Bank of America.)

         "Purchased Equipment" means Eligible Equipment purchased or otherwise acquired by the Company or any Subsidiary after the Closing Date.

         "Quakertown Claim" means the claim by the Company (as successor to Integrated Technical Services) for payment pursuant to the Quakertown Foundry Site Agreement dated April 16, 1998 between Integrated Technical Services and the Pennsylvania Department of Environmental Protection.

         "RCRA" - see Section 6.12(a).

         "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a contaminant into the indoor or outdoor environment or into or out of any real property owned or leased by the Company or any Subsidiary or other property, including the movement of contaminants through or in the air, soil, surface water, groundwater or other property.

         "Required Banks" means Banks having aggregate Pro Rata Shares of more than 50% and (a) if there are two or three Banks, at least two Banks, (b) if there are four Banks, at least three Banks or at least two Banks having aggregate Pro Rata Shares of 60% or more and (c) if there are five or more Banks, at least 50% of the Banks.

         "Responsible Officer" means the chief executive officer or the president of the Company, or any other officer of the Company having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the preparation of a Borrowing Base Certificate, the chief financial officer or the treasurer of the Company, or any other officer of the Company having substantially the same authority and responsibility.

         "SEC" means the Securities and Exchange Commission.

         "Security Agreement" - see Section 8.1.7(f).

         "Settlement" and "Settlement Date" - see Section 12.15.1(a).

         "Specified Percentage" means (a) with respect to Existing Equipment, 80% reduced by the product of 4.0% multiplied by the number of Fiscal Quarter ends that have occurred since the Closing Date; and (b) with respect to any Purchased Equipment, on the date such equipment is purchased, 80%, and at any time thereafter 80% reduced by the product of 4.0% multiplied by the number of Fiscal Quarter ends that have occurred since the date such equipment was purchased. In no event shall the Specified Percentage for any Eligible Equipment be less than zero.

         "Stated Termination Date" means the second anniversary of the Closing Date.

         "Stout Note" means the promissory note dated January 27, 1999 issued by the Company to Stout Partnership.

         "Subordinated Debt" means any Debt of the Company which has maturities and other terms, and which is subordinated to the obligations of the Company and its Subsidiaries hereunder and under the other Loan Documents in a manner, approved in writing by the Required Banks.

         "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by such Person, one or more of the Subsidiaries of such Person or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

         "Suretyship Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation in respect of any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability supported thereby.

         "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by such Bank's or the Administrative Agent's net income or receipts jurisdiction (whether federal, state or local and including any political subdivision thereof) under the laws of which such Bank or the Administrative Agent, as the case may be, is organized or maintains a lending office.

         "Termination Date" means the earlier to occur of (a) the Stated Termination Date and (b) the date the Facility is terminated either by the Company pursuant to Section 3.2 or by the Required Banks pursuant to Section 9.2.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Illinois or of any other state the laws of which are required as a result thereof to be applied in connection with the perfection of a security interest in any Collateral.

         "Unmatured Event of Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or waived) constitute an Event of Default.

         "Unused Letter of Credit Subfacility" means an amount equal to the Letter of Credit Subfacility minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus, without duplication, (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

         2. Accounting Terms. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given to such term in accordance with GAAP, and all financial computations in the Agreement shall be made, unless otherwise specifically provided therein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the audited financial statements referred to in Section 6.5; provided that if any change in GAAP after the Closing Date would affect (or would result in a change in the method of calculation of) any of the covenants set forth in Section 7 (or any definition related thereto) or the method of inventory or accounts valuation used by the Company and its Subsidiaries, then the Company, the Administrative Agent and the Banks will negotiate in good faith to amend such covenants and/or definitions and/or the provisions of the Borrowing Base as would be affected by such change in GAAP to the extent necessary to maintain the economic terms of such covenants, definitions and provisions as in effect immediately prior to such change; provided that until the amendment of such covenants, definitions and provisions shall have been agreed upon by the Company and the Required Banks, any determination of compliance with such covenants, and any valuation of



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accounts and inventory for purposes of the definitions of "Eligible Accounts
Receivable" or "Eligible Inventory," shall be made using GAAP as in effect immediately prior to such change.

         3. Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                  (ii) The term "including" is not limiting and means "including without limitation."

                  (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

                  (iv)     The word "or" is not exclusive.

         (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

         (e) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.


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SECTION 1             LOANS AND LETTERS OF CREDIT................................................................1
         1.1      Facility.......................................................................................1
         1.2      Loans..........................................................................................1
                  1.2.1    Availability..........................................................................1
                  1.2.2    Notes.................................................................................2
                  1.2.3    Reliance upon Authority...............................................................2
                  1.2.4    Procedure for Borrowing...............................................................2
                  1.2.5    No Liability..........................................................................3
                  1.2.6    Administrative Agent's Election.......................................................3
                  1.2.7    Making of Loans.......................................................................3
                  1.2.8    Making of Non-Ratable Loans...........................................................3
                  1.2.9    Administrative Agent Advances.........................................................3
         1.3      Letters of Credit..............................................................................4
                  1.3.1    Agreement to Issue Letters of Credit..................................................4
                  1.3.2    Amounts; Outside Expiration Date......................................................4
                  1.3.3    Other Conditions......................................................................4
                  1.3.4    Issuance of Letters of Credit.........................................................5
                  1.3.5    Payments Pursuant to Letters of Credit................................................5
                  1.3.6    Indemnification; Risks; Exoneration...................................................5
         1.4      Bank Products..................................................................................6
SECTION 2             INTEREST AND FEES..........................................................................7
         2.1      Interest.......................................................................................7
                  2.1.1    Interest Rates........................................................................7
                  2.1.2    Default Rate..........................................................................7
         2.2      Maximum Interest Rate..........................................................................7
         2.3      Non-Use Fee....................................................................................7
         2.4      Letter of Credit Fee...........................................................................8
         2.5      Continuation Fees..............................................................................8
         2.6      Administrative Agent's Fees....................................................................8
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SECTION 3             PAYMENTS AND PREPAYMENTS...................................................................8
         3.1      Payments and Prepayments of Loans..............................................................8
         3.2      Reduction of Commitment; Termination of Facility...............................................9
                  3.2.1    Reduction of Maximum Commitment Amount with Net Cash Proceeds of the Issuance of Debt, Equity or Equity Equivalents.................................................9
                  3.2.2    Reduction of Maximum Commitment Amount with Net Cash Proceeds of Asset Sales..........9
                  3.2.3    Voluntary Reduction of the Maximum Commitment Amount..................................9
                  3.2.4    All Reductions........................................................................9
         3.3      Payments by the Company........................................................................9
                  3.3.1    General...............................................................................9
                  3.3.2    Payments Due on a Day other than a Business Day......................................10
         3.4      Payments as Loans.............................................................................10
         3.5      Apportionment, Application and Reversal of Payments...........................................10
         3.6      Indemnity for Returned Payments...............................................................10
         3.7      Administrative Agent's and Banks' Books and Records...........................................11
SECTION 4             TAXES, YIELD PROTECTION AND ILLEGALITY....................................................11
         4.1      Taxes.........................................................................................11
                  4.1.1    Payments of Taxes Generally..........................................................11
                  4.1.2    Indemnification of Banks and Administrative Agent....................................11
                  4.1.3    Deduction or Withholding of Taxes....................................................11
                  4.1.4    Evidence of Payment of Taxes.........................................................12
                  4.1.5    Change of Lending Office.............................................................12
         4.2      Reduction of Return...........................................................................12
         4.3      Certificates of Administrative Agent..........................................................12
         4.4      Survival......................................................................................13
SECTION 5             BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES.........................................13
         5.1      Financial Information.........................................................................13
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                  5.1.1    Annual Reports.......................................................................13
                  5.1.2    Quarterly Reports....................................................................13
                  5.1.3    Monthly Reports......................................................................13
                  5.1.4    Financial Projections................................................................14
                  5.1.5    SEC Filings..........................................................................14
                  5.1.6    Management Reports...................................................................14
                  5.1.7    Change in Subsidiaries...............................................................14
                  5.1.8    Borrowing Base Certificate...........................................................14
                  5.1.9    Borrowing Base Reports...............................................................14
                  5.1.10   Inventory Reports....................................................................15
                  5.1.11   Information regarding Accounts.......................................................15
                  5.1.12   Other Information....................................................................15
         5.2      Notices.......................................................................................15
SECTION 6             GENERAL WARRANTIES AND REPRESENTATIONS....................................................16
         6.1      Authorization, Validity and Enforceability of this Agreement and the Loan Documents...........16
         6.2      Validity and Priority of Security Interest....................................................16
         6.3      Organization and Qualification................................................................17
         6.4      Subsidiaries..................................................................................17
         6.5      Financial Statements..........................................................................17
         6.6      No Material Adverse Change....................................................................17
         6.7      Solvency......................................................................................17
         6.8      Debt..........................................................................................17
         6.9      Real Property; Leases.........................................................................17
         6.10     Litigation and Contingent Liabilities.........................................................18
         6.11     Labor Disputes................................................................................18
         6.12     Environmental Matters.........................................................................18
         6.13     No Violation of Law...........................................................................19
         6.14     No Default....................................................................................19
         6.15     Pension Plans.................................................................................20
         6.16     Taxes.........................................................................................20
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         6.17     Regulated Entities............................................................................20
         6.18     Margin Stock..................................................................................20
         6.19     Copyrights, Patents, Trademarks and Licenses, etc.............................................20
         6.20     Full Disclosure...............................................................................21
         6.21     Bank Accounts.................................................................................21
         6.22     Clean Earth Sale..............................................................................21
SECTION 7             AFFIRMATIVE AND NEGATIVE COVENANTS........................................................22
         7.1      Compliance with Laws, Material Contracts; Payment of Taxes and Liabilities....................22
         7.2      Legal Existence and Good Standing.............................................................22
         7.3      Books, Records and Inspections................................................................22
         7.4      Operating Leases..............................................................................23
         7.5      Insurance.....................................................................................23
         7.6      Insurance and Condemnation Proceeds...........................................................23
         7.7      Environmental Laws............................................................................24
                  7.7.1    Compliance with Environmental Laws...................................................24
                  7.7.2    Inspection and Testing of Properties.................................................24
         7.8      Employee Benefit Plans........................................................................25
         7.9      Mergers, Consolidations or Sales..............................................................25
         7.10     Restricted Payments...........................................................................25
         7.11     Transactions Affecting Collateral or Obligations..............................................26
         7.12     Advances and Other Investments................................................................26
         7.13     Debt..........................................................................................27
         7.14     Prepayment....................................................................................27
         7.15     Transactions with Affiliates..................................................................28
         7.16     Business Activities...........................................................................28
         7.17     Liens.........................................................................................28
         7.18     New Subsidiaries..............................................................................29
         7.19     Fiscal Year...................................................................................29
         7.20     Capital Expenditures..........................................................................29
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         7.21     Financial Covenants...........................................................................29
                  7.21.1   Interest Coverage Ratio..............................................................29
                  7.21.2   Minimum EBITDA.......................................................................29
         7.22     Use of Proceeds...............................................................................30
         7.23     Further Assurances............................................................................30
         7.24     Inconsistent Agreements.......................................................................30
         7.25     Unconditional Purchase Obligations............................................................30
         7.26     Amendments to Certain Documents...............................................................30
         7.27     Halifax Agreement.............................................................................30
SECTION 8             CONDITIONS OF LENDING.....................................................................31
         8.1      Conditions Precedent to Initial Credit Extensions ............................................31
                  8.1.1    Execution of Loan Documents..........................................................31
                  8.1.2    Accuracy of Representations and Warranties...........................................31
                  8.1.3    Absence of Default...................................................................31
                  8.1.4    Opinions of Counsel..................................................................31
                  8.1.5    Payment of Fees and Expenses.........................................................31
                  8.1.6    Satisfaction with Proceedings........................................................31
                  8.1.7    Other Closing Conditions.............................................................31
         8.2      Conditions Precedent to Each Credit Extension.................................................33
SECTION 9             DEFAULT; REMEDIES.........................................................................33
         9.1      Events of Default.............................................................................33
                  9.1.1    Non-Payment..........................................................................33
                  9.1.2    Warranties, etc......................................................................33
                  9.1.3    Non-Compliance with this Agreement...................................................34
                  9.1.4    Material Obligations.................................................................34
                  9.1.5    Bankruptcy, etc......................................................................34
                  9.1.6    Guaranty.............................................................................34
                  9.1.7    Collateral Documents.................................................................34
                  9.1.8    Condemnation, etc....................................................................34
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                  9.1.9    Judgments............................................................................35
                  9.1.10   Cross-Default........................................................................35
                  9.1.11   Racketeering Action..................................................................35
                  9.1.12   ERISA................................................................................35
                  9.1.13   Change of Control....................................................................35
                  9.1.14   Material Adverse Change..............................................................35
         9.2      Remedies......................................................................................36
SECTION 10            AMENDMENTS and WAIVERS....................................................................36
ASSIGNMENTS; PARTICIPATIONS.....................................................................................36
         11.1     Assignments...................................................................................36
         11.2     Participations................................................................................37
         11.3     Assignment to Federal Reserve Bank............................................................38
SECTION 12            THE ADMINISTRATIVE AGENT..................................................................38
         12.1     Appointment and Authorization.................................................................38
         12.2     Delegation of Duties..........................................................................39
         12.3     Liability of Administrative Agent.............................................................39
         12.4     Reliance by Administrative Agent..............................................................39
         12.5     Notice of Default.............................................................................40
         12.6     Credit Decision...............................................................................40
         12.7     Indemnification...............................................................................40
         12.8     Administrative Agent in Individual Capacity...................................................41
         12.9     Successor Administrative Agent................................................................41
         12.10    Withholding Tax...............................................................................42
         12.11    Collateral Matters; Release of Clean Earth Entities...........................................43
         12.12    Relation Among Banks..........................................................................44
         12.13    Sharing of Payments...........................................................................44
         12.14    Payments by the Administrative Agent to Banks.................................................44
         12.15    Settlement....................................................................................44
                  12.15.1 Settlement Procedures.................................................................44
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                  12.15.2 Banks' Failure to Perform.............................................................46
                  12.15.3 Defaulting Banks......................................................................46
                  12.15.4 Retention of Defaulting Bank's Payments...............................................46
                  12.15.5 Removal of Defaulting Bank............................................................47
         12.16    Letters of Credit; Intra-Bank Issues..........................................................47
                  12.16.1 Notice of Letter of Credit Balance....................................................47
                  12.16.2 Participations in Letters of Credit...................................................47
                  12.16.3 Recovery or Avoidance of Payments; Refund of Payments in Error........................48
                  12.16.4 Indemnification by Banks..............................................................49
         12.17    Concerning the Collateral and the Loan Documents..............................................49
         12.18    Field Audit and Examination Reports; Disclaimer by Banks......................................49
SECTION 13            MISCELLANEOUS.............................................................................50
         13.1     No Waivers; Cumulative Remedies...............................................................50
         13.2     Severability..................................................................................50
         13.3     Governing Law; Choice of Forum; Service of Process............................................51
                  13.3.1   GOVERNING LAW........................................................................51
                  13.3.2   CHOICE OF FORUM......................................................................51
                  13.3.3   SERVICE OF PROCESS...................................................................51
                  13.3.4   WAIVER OF JURY TRIAL.................................................................51
         13.4     Survival of Representations and Warranties....................................................52
         13.5     Other Security and Guaranties.................................................................52
         13.6     Fees and Expenses.............................................................................52
         13.7     Notices.......................................................................................53
         13.8     Waiver of Notices.............................................................................53
         13.9     Binding Effect................................................................................53
         13.10    Indemnity of the Administrative Agent and the Banks by the Company............................54
                  13.10.1 General...............................................................................54
                  13.10.2 Environmental Indemnification.........................................................54
         13.11    Limitation of Liability.......................................................................54
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
         13.12    Final Agreement...............................................................................55
         13.13    Counterparts..................................................................................55
         13.14    Captions......................................................................................55
         13.15    Automatic Debits of Fees......................................................................55
         13.16    Right of Setoff...............................................................................55
         13.17    Confidentiality...............................................................................55
         13.18    Conflicts with Other Loan Documents...........................................................56
         13.19    Waiver of Outstanding Interest and Fees.......................................................56
         13.20    Quakertown Claim..............................................................................56
         13.21    GE Capital Facility Confirmation..............................................................56
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